The information in this prospectus supplement and the accompanying prospectus is not complete and may be changed. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-104752

PRELIMINARY PROSPECTUS SUPPLEMENT
SUBJECT TO COMPLETION, DATED SEPTEMBER 19, 2007

PROSPECTUS SUPPLEMENT
(To Prospectus dated August 5, 2003)

$

Weyerhaeuser Company

Floating Rate Notes due

The notes will bear interest at a per annum rate equal to LIBOR, adjusted quarterly, plus     %. Interest on the notes will be payable quarterly in arrears on          ,          ,          and          , commencing          ,     , and at maturity. The notes will mature on          ,     . The notes will not be subject to redemption prior to maturity. The notes will not be subject to any sinking fund provisions.

If we experience a Change of Control Triggering Event (as defined), we will be required to offer to purchase the notes from holders. See “Description of Notes — Offer to Purchase Upon Change of Control.”

Investing in the notes involves risks. See “Risk Factors” on page S-3 of this prospectus supplement.

Underwriting
			Discounts and		Proceeds to
	Price to Public (1)		Commissions		Weyerhaeuser

Per Note		%		%		%
Total	$		$		$

(1)	Plus accrued interest, if any, from September , 2007 if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the notes in book-entry form through the facilities of The Depository Trust Company on or about September   , 2007.

Joint Book-Running Managers

JPMorgan	Banc of America Securities LLC

September   , 2007

Prospectus Supplement

Prospectus

Risk Factors	1
Special Note Regarding Forward-Looking Statements	3
Weyerhaeuser Company	3
The WY Trusts	4
Use of Proceeds	5
Ratios of Earnings to Fixed Charges and of Earnings to Fixed Charges and Preferred Share and Preference Share Dividends	5
Description of Debt Securities	6
Description of Capital Stock	19
Description of Preferred Shares	20
Description of Preference Shares	23
Description of Depositary Shares	26
Description of Common Shares	31
Description of Warrants	33
Description of Trust Preferred Securities	35
Description of Trust Guarantees	42
Description of Stock Purchase Contracts and Stock Purchase Units	44
Book-Entry Issuance	45
Plan of Distribution	47
Available Information	48
Incorporation by Reference	49
Legal Matters	50
Experts	50

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and, if applicable, any free writing prospectus we may provide you in connection with this offering. We have not, and the underwriters have not, authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities or soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated or deemed to be incorporated by reference and, if applicable, any free writing prospectus we may provide you in connection with this offering is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Statements contained in this prospectus supplement, the accompanying prospectus, the documents incorporated and deemed to be incorporated by reference and any free writing prospectus we may provide you in connection with this offering as to the contents of any contract or other document are not complete, and in each instance we refer you to the copy of the contract or document filed or incorporated by reference as an exhibit to the registration statement of which the accompanying prospectus constitutes a part or to a document incorporated or deemed to be incorporated by reference in the registration statement, each of those statements being qualified in all respects by this reference.

In this prospectus supplement, references to “Weyerhaeuser,” “we,” “our” and “us” mean Weyerhaeuser Company including, unless the context otherwise requires or otherwise expressly stated, its subsidiaries.

RISK FACTORS

Investing in the notes involves risks. You should carefully consider the risks described under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2006 and our Quarterly Reports on Form 10-Q for the quarters ended April 1, 2007 and July 1, 2007, which are incorporated by reference in this prospectus supplement, in addition to the other risks and uncertainties discussed elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated and deemed to be incorporated by reference. Those risks and uncertainties are not the only ones we face. The risks described under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2006 and our Quarterly Reports on Form 10-Q for the quarters ended April 1, 2007 and July 1, 2007 supersede and replace the risks described in the accompanying prospectus under the heading “Risk Factors” in their entirety.

SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS AND MARKET DATA

This prospectus supplement, the accompanying prospectus and the documents incorporated or deemed to be incorporated by reference herein and therein contain statements concerning our future results and performance and other matters that are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements:

•	use forward-looking terminology,
•	are based on various assumptions we make and
•	may not be accurate because of risks and uncertainties surrounding the assumptions that we make.

Factors listed in this section — as well as other factors not included — may cause our actual results to differ from our forward-looking statements. There is no guarantee that any of the events anticipated by our forward-looking statements will occur or, if any of the events occur, there is no guarantee what effect they will have on our operations or financial condition.

We will not update the forward-looking statements contained in any document after the date of that document.

Forward-Looking Terminology

Some forward-looking statements discuss our plans, strategies and intentions. They use words such as expects, may, will, believes, should, approximately, anticipates, estimates, and plans. In addition, these words may use the positive or negative or a variation of those terms.

Statements

We make forward-looking statements of our expectations, including our expectations for the third quarter of 2007, regarding:

•	the markets, earnings and performance of our business segments;

•	demand, pricing, shipments and sales realizations for our products;
•	log prices;
•	manufacturing costs and scheduled annual maintenance outages;
•	lower seasonal energy costs;
•	lower chemical costs;
•	higher old corrugated containers fiber costs;
•	effect of capital expenditures on our operations;
•	results of execution of our business strategies;
•	cost reduction initiatives;
•	capital expenditures;
•	facility closings and related charges;
•	backlog of single-family homes sold, but not closed;
•	number of homes closed;
•	single-family home margins; and
•	matters related to the combination of our fine paper business and related assets with Domtar Inc., which occurred in the first quarter of 2007, including debt retirement with cash proceeds from that transaction.

In addition, we also make forward-looking statements regarding:

•	foreign exchange rates;
•	capital expenditures;
•	adverse litigation outcomes and the adequacy of reserves;
•	regulations;
•	the effect of implementation or retrospective application of accounting methods;
•	expected rate of return on pension plan assets;
•	contributions to pension plans;
•	projected benefit payments;
•	projected tax rates;
•	loss of tax credits; and
•	other related matters.

Risks, Uncertainties and Assumptions

The major risks and uncertainties — and assumptions that we make — that affect our business include, but are not limited to:

•	general economic conditions, including the level of interest rates, the relative value of the U.S. dollar and housing starts;
•	market demand for our products, which is related to the strength of the various U.S. business segments;
•	energy prices;
•	raw material prices;
•	chemical prices;
•	the availability of mortgage financing and mortgage interest rates, particularly in light of the recent disruptions in the U.S. credit markets;
•	performance of our manufacturing operations including unexpected maintenance requirements;
•	successful execution of our internal performance plans including restructurings and cost reduction initiatives;
•	level of competition from domestic and foreign producers;
•	forestry, land use, environmental and other governmental regulations;
•	weather;
•	loss from fires, floods, pest infestation and other natural disasters;
•	transportation costs;
•	legal proceedings;
•	performance of pension fund investments and derivatives;

•	changes in accounting principles;
•	Internal Revenue Service audit outcomes and timing of settlements;
•	foreign exchange rates;
•	the effect of timing of retirements and changes in the market price of our common stock on charges for share-based compensation; and
•	the other factors referred to under “Risk Factors” in this prospectus supplement.

Exporting Issues

We are a large exporter, affected by changes in:

•	economic activity in Europe and Asia — especially Japan;
•	currency exchange rates — particularly the relative value of the U.S. dollar to the Euro and the Canadian dollar; and
•	restrictions on international trade or tariffs imposed on imports.

The matters described above in this section supersede and replace the matters described in the accompanying prospectus under the heading “Special Note Regarding Forward-Looking Statements” in their entirety.

The information in the documents incorporated and deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus include statements regarding the forest products and home building industries, the U.S. and global economy and related matters. These include statements regarding:

•	growth in the economy in the U.S., Asia and other parts of the world,
•	changes in interest rates,
•	the number of (and changes in the number of) U.S. single-family home starts and changes in U.S. housing starts and sales,
•	changes in currency exchange rates,
•	increases in containerboard capacity in Asia and its effect on demand for exports of old corrugated containers from the U.S. market,
•	changes in industry box shipment and changes in production of non-durable goods,
•	changes in packaging shipments in the U.S.,
•	the containerboard industry’s operating rate,
•	statements regarding our relative size as a developer, producer and supplier of packaging products and services worldwide and as a producer of corrugated packaging products in North America,
•	changes in demand and prices for market pulp and free sheet,
•	changes in demand and prices for lumber and structural panel products,
•	changes in prices and demand for oriented strand board and lumber and the manufacturing capacity for those products,
•	changes in the inventory of homes available for sale,
•	changes in cancellation rates, traffic and traffic conversion ratios (the traffic required to generate one home sale) in the homebuilding industry in the U.S., and
•	statements regarding our ranking as a homebuilding company in the United States as measured by annual single-family home closings.

This information is derived primarily from publicly available information and other sources that may include forest products and building industry publications and websites, data compiled by market research firms and similar sources. Although we believe that this information is reliable, we have not independently verified any of this information and we cannot assure you that it is accurate.

USE OF PROCEEDS

We estimate that the net proceeds received by us from the sale of the notes will be approximately $      million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We intend to apply the net proceeds to repay outstanding commercial paper and borrowings under our $1.0 billion revolving credit facility, which expires in December 2011 and which we sometimes refer to as our “5-year facility.” As of August 31, 2007, we had $455 million aggregate principal amount of outstanding commercial paper and $200 million of outstanding borrowings under our 5-year facility. As of August 31, 2007, the weighted average interest rate on our outstanding commercial paper was 6.30% per annum and the weighted average interest rate on borrowings outstanding under our 5-year facility was 5.85% per annum.

Pending application for these purposes, we may invest the net proceeds from the sale of the notes in marketable securities.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table presents the ratios of earnings to fixed charges for Weyerhaeuser Company and its consolidated subsidiaries for the periods indicated.

On March 7, 2007, we divested our fine paper and related assets operations. Our financial statements and related footnotes that were included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (the “2006 10-K”) have been recast to present our fine paper and related assets operations as discontinued operations, and those recast financial statements and certain related financial information have been filed as exhibits to a Current Report on Form 8-K that we filed with the Securities and Exchange Commission (the “SEC”) on September 12, 2007. The ratios of earnings to fixed charges appearing below have been recomputed to reflect our fine paper and related assets operations as discontinued operations and therefore differ from the corresponding ratios of earnings to fixed charges appearing in our 2006 10-K and our Quarterly Report on Form 10-Q for the fiscal quarter ended July 1, 2007. For further information, please see our Current Report on Form 8-K filed with the SEC on September 12, 2007, which is incorporated by reference in this prospectus supplement.

	Twenty-Six Weeks
	Ended	Fiscal Year
	July 1, 2007	2006	2005	2004	2003	2002

Ratio of earnings to fixed charges(1)	(2)	3.30x	2.96x	3.21x	1.80x	1.31x

(1)	For the purpose of calculating the ratios of earnings to fixed charges, “earnings” consist of earnings from continuing operations before income taxes and fixed charges, less undistributed earnings of equity affiliates and minority interest in income of subsidiaries. “Fixed charges” consist of interest on indebtedness, amortization of debt expense and one-third of rents, which we deem representative of an interest factor.

The ratios of earnings to fixed charges of Weyerhaeuser Company with its Weyerhaeuser Real Estate Company, WFS II LLC and Gryphon Investments of Nevada, Inc. subsidiaries accounted for on the equity method but excluding the undistributed earnings of those subsidiaries were 2.35x, 2.08x, 2.61x, 1.46x and 1.11x for the fiscal years ended December 31, 2006, December 25, 2005, December 26, 2004, December 28, 2003 and December 29, 2002, respectively.

(2)	For the twenty-six weeks ended July 1, 2007, our fixed charges exceeded our earnings by $33 million.

For the twenty-six weeks ended July 1, 2007, fixed charges of Weyerhaeuser Company with its Weyerhaeuser Real Estate Company, WFS II LLC and Gryphon Investments of Nevada, Inc. subsidiaries accounted for on the equity method but excluding the undistributed earnings of those subsidiaries exceeded the earnings of Weyerhaeuser Company with the foregoing subsidiaries accounted for on the equity method but excluding the undistributed earnings of those subsidiaries by $119 million.

DESCRIPTION OF NOTES

The notes will be issued under an indenture dated as of April 1, 1986, as amended and supplemented by a first supplemental indenture dated as of February 15, 1991, a second supplemental indenture dated as of February 1, 1993, a third supplemental indenture dated as of October 22, 2001 and a fourth supplemental indenture dated as of March 12, 2002, each between us and The Bank of New York Trust Company, N.A., as successor trustee. We refer to that indenture, as so amended and supplemented, as the “Senior Indenture.” The following summary of selected provisions of the Senior Indenture and the notes is not complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Senior Indenture and the notes. Copies of the Senior Indenture and the form of the certificate evidencing the notes have been or will be filed with the Securities and Exchange Commission and you may obtain copies as described under “Available Information” in the accompanying prospectus.

The notes are a series of “Senior Debt Securities” as referred to and described in the accompanying prospectus. The following description of certain terms of the notes and the Senior Indenture supplements, and to the extent inconsistent, replaces the description of the general terms and provisions of the Senior Debt Securities and the Senior Indenture contained in the accompanying prospectus.

In this section, references to “Weyerhaeuser,” “we,” “our” and “us” mean Weyerhaeuser Company excluding, unless the context otherwise requires or otherwise expressly stated, its subsidiaries. Capitalized terms used in the following description of the notes and not defined have the meanings specified in the accompanying prospectus or, if not defined in that prospectus, those terms have the meanings specified in the Senior Indenture.

General

The notes will constitute a separate series of Senior Debt Securities under the Senior Indenture, initially limited to $                in aggregate principal amount. Under the Senior Indenture we may, without the consent of the holders of the notes, “reopen” this series and issue additional notes from time to time in the future. The notes offered by this prospectus supplement and any additional notes that we may issue in the future will constitute a single series of Senior Debt Securities under the Senior Indenture. This means that, in circumstances where the Senior Indenture provides for the holders of Senior Debt Securities of any series to vote or take any other action as a single class, the notes offered hereby and any additional notes that we may issue by reopening this series will vote or take that action as a single class.

The notes will mature on          ,     . Interest on the notes will accrue from the date, and will be payable on the dates, to the persons and at the floating rate, described below under “— Interest on the Notes.” The notes will not be subject to redemption at our option prior to maturity.

The notes are unsecured and unsubordinated obligations of Weyerhaeuser Company. The notes are not obligations of or guaranteed by any of our subsidiaries nor are the notes entitled to the benefit of any covenant that would require any of our subsidiaries to guarantee the notes in the future.

The notes will be issued in fully registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will be denominated and payable in U.S. dollars. The notes will be issued in book-entry form and will be evidenced by one or more global certificates, which we sometimes refer to as “global securities,” registered in the name of Cede & Co., as nominee for The Depository Trust Company, or “DTC.” Purchasers of the notes will not be entitled to receive definitive certificates registered in their names except in the limited circumstances described in the accompanying prospectus under “Book-Entry Issuance.” See “Book-Entry Issuance” in the accompanying prospectus for a summary of selected additional information regarding the depository arrangements.

In the event that definitive certificated notes are issued in exchange for interests in the notes in book-entry form, the certificated notes may be presented for payment and surrendered for registration of transfer and exchange at our office or agency maintained for that purpose in the Borough of Manhattan, The City of New York, currently the office of the trustee located at 101 Barclay Street, Floor 8W, New York, New York 10286.

Payment of interest on global securities will be made to DTC or its nominee. In the event that definitive certificated notes are issued, payment of interest on definitive notes will be made against presentation of those certificated notes at the office or agency referred to in the preceding paragraph or, at our option, by mailing checks payable to the persons entitled to that interest to their addresses as they appear in the securities register for the notes.

The notes will not be entitled to the benefit of any sinking fund. Except to the limited extent described below under “— Offer to Purchase Upon Change of Control Triggering Event” and in the accompanying prospectus under “Description of Debt Securities — Consolidation, Merger, Conveyance or Transfer,” the Senior Indenture and the notes do not contain any provisions that are intended to protect holders of notes in the event of a highly-leveraged or similar transaction affecting us. The Senior Indenture does not limit the incurrence of debt by us or any of our subsidiaries.

Interest on the Notes

The notes will bear interest at a per annum rate equal to LIBOR (as defined below), adjusted quarterly as described below, plus     %. Interest on the notes will be payable quarterly in arrears on          ,          ,          and          , commencing          ,     , and at maturity. If any of the interest payment dates listed in the preceding sentence, other than an interest payment date falling on the maturity date of the notes, would otherwise be a day that is not a Floating Rate Business Day (as defined below), that interest payment date will be moved to, and will be, the next succeeding Floating Rate Business Day, except that, if that next succeeding Floating Rate Business Day falls in the next succeeding calendar month, that interest payment date instead will be moved to, and will be, the immediately preceding Floating Rate Business Day. If the maturity date of the notes falls on a day that is not a Floating Rate Business Day, then payments of the principal of and premium, if any, and interest on the notes need not be made on that maturity date, but may be made on the next succeeding Floating Rate Business Day with the same force and effect as if made on the maturity date and no interest will accrue for the period after the maturity date.

Interest on the notes will accrue from, and including, September   , 2007 to, but excluding, the interest payment date falling in          ,      and then from, and including, the immediately preceding interest payment date to which interest has been paid or duly provided for to, but excluding, the next interest payment date or the maturity date, as the case may be; provided that interest shall cease to accrue on notes or portions of notes repurchased by Weyerhaeuser pursuant to a Change of Control Offer (as defined below) on the dates, and subject to the terms and conditions, set forth below under “— Offer to Purchase Upon Change of Control Trigger Event.” Interest on the notes will be calculated on the basis of the actual number of days in the applicable period divided by 360.

We will pay the interest payable on any interest payment date to the persons in whose names the notes are registered at the close of business on the 15th calendar day, whether or not a Floating Rate Business Day, immediately preceding that interest payment date; provided that interest payable on the maturity date of the notes will be paid to the persons to whom principal is paid.

“Floating Rate Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; provided, that the day must also be a London Business Day. “London Business Day” means any day on which dealings in deposits in United States dollars are transacted in the London interbank market.

The interest rate on the notes for the initial Interest Period commencing September   , 2007 will be set, and for each subsequent Interest Period will be reset, as of the first day of such Interest Period (the date on which that interest rate is set for the initial Interest Period or reset for any subsequent Interest Period is referred to as an “Interest Reset Date”). The interest rate in effect on any day that is not an Interest Reset Date will be the interest rate determined as of the Interest Determination Date pertaining to the immediately preceding Interest Reset Date, and the interest rate in effect on any day that is an Interest Reset Date will be the interest rate determined as of the Interest Determination Date pertaining to that Interest Reset Date. The term “Interest Period” means the period beginning on, and including, an interest payment date for the notes to, but excluding, the next succeeding interest payment date or the maturity date, as the case may be, except that the first Interest Period will be the period beginning on, and including, September   , 2007 to, but excluding, the interest payment date falling in          ,     , and the term “Interest Determination Date” means, with respect to any Interest Reset Date, the second London Business Day preceding that Interest Reset Date.

The Calculation Agent referred to below will determine LIBOR in accordance with the following provisions:

“LIBOR” means:

(1) With respect to any Interest Determination Date, LIBOR will be the rate for deposits in United States dollars having a maturity of three months commencing on the first day of the applicable Interest Period, as such rate is displayed on Reuters page LIBOR01 (or any other page as may replace such page on such service or any successor service for the purpose of displaying the London interbank rates of major banks for United States dollars) (“Reuters Page LIBOR01”) as of 11:00 A.M., London time, on that Interest Determination Date. If no rate is displayed as aforesaid, LIBOR with respect to that Interest Determination Date will be determined in accordance with the provisions described in (2) below.

(2) With respect to an Interest Determination Date on which no rate is displayed on Reuters Page LIBOR01 as specified in (1) above, the Calculation Agent shall request the principal London offices of each of four major banks (which may include affiliates of the underwriters) in the London interbank market (the “reference banks”), selected by the Calculation Agent after consultation with us, to provide the Calculation Agent with its offered quotation for deposits in United States dollars for the period of three months, commencing on the first day of the applicable Interest Period, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on that Interest Determination Date and in a principal amount of at least $1,000,000 that is representative for a single transaction in United States dollars in that market at that time. If at least two quotations are provided, then LIBOR on that Interest Determination Date will be the arithmetic mean of those quotations as calculated by the Calculation Agent. If fewer than two quotations are provided by the reference banks, then LIBOR on that Interest Determination Date will be the arithmetic mean as calculated by the Calculation Agent of the rates quoted at approximately 11:00 A.M., New York City time, on that Interest Determination Date by three major banks (which may include affiliates of the underwriters) in The City of New York, selected by the Calculation Agent after consultation with us, for loans in United States dollars to leading European banks having a three month maturity and in a principal amount equal to at least $1,000,000 that is representative for a single transaction in United States dollars in that market at that time; provided, however, that if the banks selected by the Calculation Agent are not providing quotations in the manner described in this sentence, LIBOR determined as of that Interest Determination Date shall be LIBOR as in effect on that Interest Determination Date.

The interest rate on the notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

All percentages resulting from any calculation on the notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five-one millionths of a percentage point rounded upwards. For example, 9.876545% (or .09876545) would be rounded to 9.87655% (or. 0987655). All dollar amounts used in or resulting from any calculation on the notes will be rounded to the nearest cent, with one-half cent being rounded upwards.

In connection with the issuance of the notes, Weyerhaeuser will enter into a calculation agent agreement with The Bank of New York Trust Company, N.A., as initial calculation agent (the “Calculation Agent”), pursuant to which the Calculation Agent will calculate the interest rate on the notes as in effect from time to time. Those calculations will be conclusive and binding on the holders and on Weyerhaeuser, absent manifest error. The calculation agent agreement will provide that, upon the request of a holder of a note, the Calculation Agent will advise the holder of the interest rate then in effect and, if then determined, the interest rate that will become effective as of the next succeeding Interest Reset Date.

Weyerhaeuser will agree, for the benefit of the holders from time to time of the notes, that, so long as any of the notes remains outstanding, there will at all times be a Calculation Agent for the purposes of the notes.

Offer to Purchase Upon Change of Control Triggering Event

If a Change of Control Triggering Event occurs, Weyerhaeuser will make an offer (the “Change of Control Offer”) to each holder of notes to repurchase (at such holder’s option) all or any part (in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof) of such holder’s notes on the terms described below. In the Change of Control Offer, Weyerhaeuser will offer payment in cash equal to 101% of the principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, on the notes (or portions thereof) repurchased to, but excluding, the date of repurchase (the “Change of Control Payment”); provided that, notwithstanding the foregoing, payments of interest on the notes that are due and payable on any interest payment dates falling on or prior to such a date of repurchase (other than an interest payment date falling on the final maturity date of the notes) will be payable to the holders of those notes registered as such at the close of business on the relevant record dates in accordance with their terms and the terms of the Senior Indenture. Within 30 days following any Change of Control Triggering Event, Weyerhaeuser will mail (or cause to be mailed) a notice (the “Change of Control Purchase Notice”) to all holders of notes (with a copy to the trustee under the Senior Indenture) describing the transaction or transactions constituting the Change of Control Triggering Event and offering to repurchase the notes on the date specified in such notice, which date will be a business day no earlier than 30 days and no later than 60 days after the date such notice is mailed (the “Change of Control Payment Date”).

Holders electing to have a note or portion thereof repurchased pursuant to a Change of Control Offer will be required to surrender the note (which, in the case of notes in book entry form, may be by book entry transfer) to the trustee under the Senior Indenture (or to such other agent as may be appointed by Weyerhaeuser for such purpose) at the address specified in the applicable Change of Control Purchase Notice prior to the close of business on the business day immediately preceding the applicable Change of Control Payment Date and to comply with other procedures set forth in such Change of Control Purchase Notice. As used in the preceding sentence and in the last sentence of the preceding paragraph, the term “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York.

On any Change of Control Payment Date, Weyerhaeuser will, to the extent lawful:

•	accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

•	deposit with the trustee under the Senior Indenture (if the trustee is acting as paying agent for the notes) or any other duly appointed paying agent for the notes an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

•	deliver the repurchased notes or cause the repurchased notes to be delivered to the trustee under the Senior Indenture for cancellation, accompanied by an officers’ certificate stating the aggregate principal amount of repurchased notes and that all conditions precedent provided for in the notes and the Senior Indenture relating to such Change of Control Offer and the repurchase of notes by Weyerhaeuser pursuant thereto have been complied with.

Interest on notes and portions of notes duly tendered for repurchase pursuant to a Change of Control Offer will cease to accrue on and after the applicable Change of Control Payment Date, unless Weyerhaeuser shall have failed to accept such notes and such portions of notes for payment, failed to deposit the total Change of Control Payment in respect thereof or failed to deliver the officers’ certificate, all as required by, and in accordance with, the immediately preceding sentence. Weyerhaeuser will agree to promptly pay, or cause the trustee under the Senior Indenture (if the trustee is acting as paying agent for the notes) or another duly appointed paying agent for the notes to promptly pay (by application of funds deposited by Weyerhaeuser), to each holder of notes (or portions thereof) duly tendered and accepted for payment by Weyerhaeuser pursuant to a Change of Control Offer, the Change of Control Payment for such notes.

Weyerhaeuser will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the notes, Weyerhaeuser shall comply with those securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control Offer provisions of the notes by virtue of such conflict.

Weyerhaeuser will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by Weyerhaeuser and the third party purchases all notes properly tendered under its offer and delivers the repurchased notes or causes the repurchased notes to be delivered to the trustee for cancellation on the applicable Change of Control Payment Date. In addition, Weyerhaeuser will not repurchase any notes pursuant to a Change of Control Offer if there has occurred and is continuing on the applicable Change of Control Payment Date an Event of Default (as defined in the Senior Indenture) under the Senior Indenture (other than an Event of Default resulting from Weyerhaeuser’s failure to comply with any of the provisions of the notes or the Indenture relating to such Change of Control Offer or the repurchase of notes pursuant thereto, including, without limitation, any default in payment of the Change of Control Payment), including Events of Default arising with respect to other series of Senior Debt Securities outstanding under the Senior Indenture.

The foregoing Change of Control provisions of the notes shall cease to be applicable (and any failure of Weyerhaeuser to comply therewith shall not constitute an Event of Default under the Senior Indenture) if Weyerhaeuser shall have effected “defeasance” or “discharge” (as those terms are defined in the accompanying prospectus under “Description of Debt Securities — Defeasance and Discharge”) with respect to the notes.

The Change of Control Offer provisions of the notes may not provide holders of notes protection in the event of highly leveraged transactions, reorganizations, restructurings, mergers or similar transactions involving us that might adversely affect holders of notes. In particular, such transaction may not give rise to a Change of Control Triggering Event, in which case we would not be required to make a Change of Control Offer.

For purposes of the foregoing provisions of the notes, the following terms have the respective meanings specified below:

“Capital Stock” means, with respect to any person, any and all shares, interests, participations or other equivalents (however designated) in the equity of such person (including, without limitation, (i) with respect to a corporation, common stock, preferred stock and any other capital stock, (ii) with respect to a partnership, partnership interests (whether general or limited), and (iii) with respect to a limited liability company, limited liability company interests).

“Change of Control” means the occurrence of any of the following: (a) the consummation of any transaction (including, without limitation, any merger or consolidation) resulting in any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than Weyerhaeuser or any of its subsidiaries) becoming the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of Weyerhaeuser’s outstanding Voting Stock or other Voting Stock into which Weyerhaeuser’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (b) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one transaction or a series of related transactions, of all or substantially all of the properties or assets of Weyerhaeuser and its subsidiaries, taken as a whole, to one or more persons (other than Weyerhaeuser or any of it subsidiaries); or (c) the first day on which a majority of the members of Weyerhaeuser’s board of directors are not Continuing Directors. Notwithstanding the foregoing, a transaction will not be deemed to be a Change of Control if (1) Weyerhaeuser becomes a direct or indirect wholly-owned subsidiary of a holding company and (2)(y) the direct or indirect holders of the

Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of Weyerhaeuser’s Voting Stock immediately prior to that transaction or (z) immediately following that transaction no “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than a holding company satisfying the requirements of this sentence, is the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of such holding company, measured by voting power rather than number of shares. As used in this paragraph, the term “subsidiary” means, with respect to any person (the “Parent”), any other person at least a majority of whose outstanding Voting Stock, measured by voting power rather than number of shares, is owned, directly or indirectly, at the date of determination by the Parent and/or one or more other subsidiaries of the Parent.

The definition of “Change of Control” includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of Weyerhaeuser and its subsidiaries, taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require Weyerhaeuser to repurchase the notes as a result of a sale, transfer, conveyance or other disposition of less than all of the properties or assets of Weyerhaeuser and its subsidiaries, taken as a whole, may be uncertain.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Continuing Directors” means, as of any date of determination, any member of Weyerhaeuser’s board of directors who (a) was a member of Weyerhaeuser’s board of directors on the date the notes were originally issued or (b) was nominated for election, elected or appointed to Weyerhaeuser’s board of directors with the approval of a majority of the Continuing Directors who were members of Weyerhaeuser’s board of directors at the time of such nomination, election or appointment (either by a specific vote or by approval of Weyerhaeuser’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination). If at any time Weyerhaeuser is not a corporation, then references in the foregoing sentence to members of its board of directors shall be deemed to include, as applicable, the members of any other governing body thereof performing a similar function.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor thereto.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies selected by Weyerhaeuser.

“Moody’s” means Moody’s Investors Service, Inc.

“Rating Agencies” means (a) each of Moody’s and S&P; and (b) if either of Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of Weyerhaeuser’s control, a “nationally recognized statistical rating organization” (within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act) (a “Substitute Rating Agency”) selected by Weyerhaeuser (as certified by a Board Resolution (as defined in the Senior Indenture) delivered to the trustee under the Senior Indenture) as a replacement for Moody’s or S&P, or both of them, as the case may be.

“Rating Event” means the rating on the notes is lowered by each of the Rating Agencies and the notes are rated below an Investment Grade Rating by each of the Rating Agencies on any day within the 60-day period (which 60-day period shall be extended so long as the rating of the notes is under publicly announced consideration for a possible downgrade by either of the Rating Agencies) after the earlier of (a) the occurrence of a Change of Control and (b) public notice of the occurrence of a Change of Control or Weyerhaeuser’s intention to effect a Change of Control; provided, however, that a Rating Event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Rating Event for purposes of the definition of “Change of Control Triggering Event”) if each Rating Agency making the reduction in rating to which this definition would otherwise apply does not announce or publicly confirm or inform the trustee under the Senior Indenture in writing at Weyerhaeuser’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Rating Event).

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc.

“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, any Capital Stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person or, if such person is not a corporation, any governing body thereof performing a similar function.

As used under this caption “— Offer to Purchase Upon Change of Control Triggering Event,” all references to sections of the Exchange Act and to rules and regulations under the Exchange Act shall include any successor provisions thereto.

Concerning the Trustee

The Bank of New York Trust Company, N.A. is the trustee under the Senior Indenture. The Bank of New York, an affiliate of the trustee, is one of the lenders under our 5-year facility and our $1.2 billion revolving credit facility expiring in March 2010, which we sometimes refer to as our “4-year facility.”

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following describes certain material U.S. federal income tax consequences of the ownership and disposition of the notes by holders that purchase notes at their original issuance. This discussion is not a complete discussion of all the potential tax consequences that may be relevant to you. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations thereunder, published rulings and court decisions, all as in effect on the date of this prospectus supplement, and all of which are subject to change, possibly on a retroactive basis. For purposes of this discussion, you are a “U.S. holder” if you are a beneficial owner of notes that is a “United States person” for U.S. federal income tax purposes or a “non-U.S. holder” if you are a beneficial owner of notes that is an individual, corporation, trust or estate that is not a “United States person” for U.S. federal income tax purposes. A “United States person” is:

•	an individual citizen or resident of the United States;

•	a corporation or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States or of any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or a trust that has a valid election in effect under applicable regulations to be treated as a United States person.

If a partnership or other entity treated as a partnership for U.S. federal income tax purposes holds the notes, the tax treatment of a partner will generally depend on the status of the partner and on the activities of the partnership. Partners of partnerships holding notes should consult their tax advisors.

This discussion only applies to holders that hold the notes as capital assets. The tax treatment of holders of the notes may vary depending upon their particular situations. Certain holders, including insurance companies, tax exempt organizations, financial institutions, investors in pass-through entities, expatriates, taxpayers subject to the alternative minimum tax, broker-dealers and persons holding the notes as part of a “straddle,” “hedge,” “integrated transaction,” or “conversion transaction,” may be subject to special rules not discussed below. This discussion does not address any estate, gift, foreign, state or local taxes. We urge you to consult your own tax advisors regarding the particular U.S. federal income tax consequences to you of holding and disposing of notes, any tax consequences that may arise under the laws of any relevant foreign, state, local, or other taxing jurisdiction or under any applicable tax treaty, as well as possible effects of changes in federal or other tax laws.

U.S. Holders

The following is a summary of the material U.S. federal income tax consequences that will apply to you if you are a U.S. holder of the notes.

Payments of Interest.  Payments of stated interest on a note will generally be taxable to you as ordinary income at the time received or accrued, depending on your method of accounting for U.S. federal income tax purposes.

Sale, Exchange or Other Taxable Disposition of the Notes.  Upon a sale, exchange or other taxable disposition of a note, you generally will recognize gain or loss equal to the difference between the amount received upon the sale or other disposition (less any amount attributable to accrued interest which will be taxable as ordinary income, if not previously taken into gross income) and your adjusted tax basis in the note at that time.

Gain or loss realized on the sale, exchange or other taxable disposition of a note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such sale, exchange or other taxable disposition, the note has been held for more than one year. Under current law, long-term capital gains of certain non-corporate holders are generally taxed at lower rates than items of ordinary income. The deductibility of capital losses is subject to limitations.

Backup Withholding and Information Reporting.  In general, information reporting will apply to certain payments of principal and interest on the notes and to the proceeds from the sale or other disposition of a note paid to you unless you are an exempt recipient. Additionally, a backup withholding tax (currently at a rate of 28%) will apply to such payments if you fail to provide a correct taxpayer identification number or certification of exempt status or fail to report full dividend and interest income or otherwise fail to comply with applicable requirements of the backup withholding rules.

If backup withholding applies to you, you may use the amounts withheld as a refund or credit against your U.S. federal income tax liability, as long as you timely provide certain information to the Internal Revenue Service (the “IRS”).

Non-U.S. Holders

The following is a summary of the material U.S. federal income tax consequences that will apply to you if you are a non-U.S. holder of the notes.

Payments of Interest.  Payments of interest on the notes that is not effectively connected with the conduct of a trade or business in the United States to a non-U.S. holder will not be subject to U.S. federal income tax and withholding of U.S. federal income tax will not be required on that payment if you:

•	do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock,

•	are not a bank described in Section 881(c)(3)(A) of the Code;

•	are not a “controlled foreign corporation” that is related to us, and

•	certify to us, our paying agent, or the person who would otherwise be required to withhold U.S. tax, on IRS Form W-8BEN or applicable substitute form, under penalties of perjury, that you are not a United States person and provide your name and address.

If you do not satisfy the preceding requirements, your interest on a note would generally be subject to a 30% U.S. withholding tax unless you provide a properly executed IRS Form W-8BEN (or applicable substitute form) claiming an exemption from, or reduction of, withholding under the benefits of a tax treaty.

If you are engaged in a trade or business in the United States, and if interest on a note is effectively connected with the conduct of that trade or business and, if an applicable tax treaty applies, is attributable to a permanent establishment you maintain in the United States, you will be exempt from U.S. withholding tax if specific certification requirements are met but will be subject to regular U.S. federal income tax on the interest in the same manner as if you were a United States person. You can generally meet the certification requirements if you provide to us, our paying agent or the person who would otherwise be required to withhold U.S. tax, a properly completed and executed IRS Form W-8ECI or applicable substitute form. If you are eligible for the benefits of a tax treaty between the United States and your country of residence, any “effectively connected” income or gain will be subject to U.S. federal income tax only if it is also attributable to a permanent establishment you maintain in the United States. In addition to regular U.S. federal income tax, if you are a foreign corporation, you may be subject to a U.S. branch profits tax at a 30% rate, although an applicable tax treaty may provide for a lower rate.

Gain on Disposition.  You generally will not be subject to U.S. federal income tax on any gain realized on a sale, exchange or other taxable disposition of a note unless:

•	the gain is effectively connected with your conduct of a trade or business within the United States and, if an applicable tax treaty applies, is attributable to a permanent establishment you maintain in the United States; or

•	you are an individual who has been present in the United States for 183 or more days in the taxable year of the disposition and certain other requirements are met.

A non-U.S. holder described in the first bullet point above generally will be subject to U.S. federal income tax on the net gain derived from the sale in the same manner as a United States person, and in addition, a non-U.S. holder that is a foreign corporation may be subject to a branch profits tax at a 30% rate or a lower rate if so specified by an applicable income tax treaty. A non-U.S. holder described in the second bullet point above will be subject to a flat 30% U.S. federal income tax on the gain derived from the sale, which may be offset by certain U.S. source capital losses.

Information reporting and backup withholding.  Payments to you of interest on a note, and amounts withheld from such payments, if any, generally will be required to be reported to the IRS and to you. U.S. backup withholding tax generally will not apply to payments of interest on the notes by us or our paying agent to you if you certify as to your non-U.S. status under penalties of perjury or otherwise establish an exemption, provided that neither we nor our paying agent has actual knowledge or reason to know that you are a United States person or that the conditions of any other exemptions are not in fact satisfied.

The payment of the proceeds of the disposition of notes (including retirement) to or through the United States office of a United States or foreign broker will be subject to information reporting and backup withholding unless you properly certify under penalties of perjury as to your non-U.S. status and specific other conditions are met or you otherwise establish an exemption. The proceeds of a disposition effected outside the United States by you of notes to or through a foreign office of a broker generally will not be subject to backup withholding or information reporting. However, if that broker is a United States person, a controlled foreign corporation for U.S. tax purposes, a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, or a foreign partnership that is engaged in the conduct of a trade or business in the United States or that has one or more partners that are United States persons who in the aggregate hold more than 50% of the income or capital interests in the partnership, information reporting requirements will apply unless that broker has documentary evidence in its files of your non-U.S. status and has no actual knowledge to the contrary or unless you otherwise establish an exemption.

We urge you to consult your own tax advisor regarding the application of information reporting and backup withholding to your particular situation, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available. Any amounts withheld from a payment to you under the backup withholding rules will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided you furnish the required information in a timely manner to the IRS.

UNDERWRITING

Under the terms and subject to the conditions set forth in the underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom J.P. Morgan Securities Inc. and Banc of America Securities LLC are acting as joint book-running managers, have severally agreed to purchase, and we have agreed to sell to them, severally, the principal amounts of the notes set forth below:

Name	Principal Amount

J.P. Morgan Securities Inc.	$
Banc of America Securities LLC

Total	$

The underwriters are offering the notes subject to their acceptance of the notes from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the notes are subject to, among other things, the approval of legal matters by their counsel and other conditions. The underwriters are obligated to take and pay for all the notes if any are taken.

The underwriters initially propose to offer some of the notes directly to the public at the public offering price shown on the cover page of this prospectus supplement and some of the notes to certain dealers at that price less a concession not in excess of     % of the principal amount of the notes. The underwriters may allow, and those dealers may reallow, a concession not in excess of     % of the principal amount of the notes. After the initial offering of the notes, the offering price and other selling terms of the notes may from time to time be varied by the underwriters.

The following table shows the underwriting discounts and commissions that we will pay to the underwriters in connection with this offering, expressed as a percentage of the principal amount of the notes and in total:

	Per Note		Total

Underwriting discounts and commissions		%	$

We estimate that the expenses of this offering payable by us, excluding underwriting discounts and commissions, will be approximately $150,000.

We do not intend to apply for listing of the notes on any securities exchange or any automated quotation system. However, the underwriters may make a market in the notes, as permitted by applicable laws and regulations. The underwriters are not obligated, however, to make a market in the notes and any market making with respect to the notes may be discontinued at any time at the sole discretion of the underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading market for, the notes.

In order to facilitate the offering of the notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the market price of the notes. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in the notes for their own account. In addition, to cover over-allotments or to stabilize the price of the notes, the underwriters may bid for, and purchase, notes in the open market. Finally, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing notes in this offering if the syndicate repurchases previously distributed notes in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the notes above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act of 1933.

In the ordinary course of business, the underwriters and/or their affiliates have provided and may in the future continue to provide investment banking, commercial banking, financial advisory and other financial services to us and our subsidiaries for which they have received and may in the future receive compensation. In that regard, affiliates of the underwriters are lenders and/or agents under our 5-year facility and our 4-year facility, and affiliates of some of the underwriters are also lenders and, in certain cases, agents or arrangers under some of our other credit facilities. In addition, certain underwriters and/or their affiliates act as dealers and/or issuing and paying agent for our commercial paper program. As noted under “Use of Proceeds,” we will use all of the net proceeds from this offering to repay commercial paper and borrowings under our 5-year facility. As a result, affiliates of certain of the underwriters will receive a portion of the net proceeds of this offering through those repayments. In the event that more than 10% of the net proceeds of this offering are paid to affiliates of members of the Financial Industry Regulatory Authority, Inc. (successor to the National Association of Securities Dealers, Inc., or “NASD”) participating in this offering, this offering will be made in accordance with NASD Conduct Rule 2710(h).

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of notes to the public in that Relevant Member State other than:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c) to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the joint book-running managers; or

(d) in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Each of the underwriters has represented and agreed that:

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

INCORPORATION BY REFERENCE

We have elected to incorporate by reference information into this prospectus supplement. By incorporating by reference, we can disclose important information to you by referring to another document we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, except as described in the following sentence. Any statement in this prospectus supplement or the accompanying prospectus or in any document that is incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus will be deemed to have been modified or superseded to the extent that a statement contained in this prospectus supplement, the accompanying prospectus or any document that we subsequently file or have filed with the SEC that is incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed to be a part of this prospectus supplement or the accompanying prospectus, except as so modified or superseded.

This prospectus supplement incorporates by reference the documents listed below which we have previously filed with the SEC:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as amended by the Annual Report on Form 10-K/A for such fiscal year filed with the SEC on March 21, 2007; and

•	Quarterly Reports on Form 10-Q for the periods ended April 1, 2007 and July 1, 2007; and

•	Current Reports on Form 8-K filed with the SEC on January 23, 2007, January 31, 2007, February 2, 2007, February 22, 2007, April 23, 2007, September 10, 2007 and September 12, 2007.

We are also incorporating by reference all other reports that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus supplement and before the termination of this offering.

Notwithstanding the foregoing or any other statement contained elsewhere in this prospectus supplement or the accompanying prospectus to the contrary, any document or portion of a document that we “furnish” to, but that is not deemed to have been “filed” with, the SEC (including, without limitation, information furnished pursuant to Item 2.02 or 7.01 of Form 8-K) shall not be incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus, except for our Current Reports on Form 8-K filed with the SEC on September 10, 2007 and September 12, 2007, which we expressly incorporate by reference into this prospectus supplement.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered a copy of any of the documents that we have incorporated by reference into this prospectus supplement or the accompanying prospectus, other than exhibits unless the exhibits are specifically incorporated by reference in those documents. To receive a copy of any of the documents incorporated by reference in this prospectus supplement or the accompanying prospectus, other than exhibits unless they are specifically incorporated by reference in those documents, call or write to our Vice President of Investor Relations at Weyerhaeuser Company, P.O. Box 9777, Federal Way, Washington 98063-9777, telephone (253) 924-2058. The information relating to us contained in this prospectus supplement and the accompanying prospectus is not complete and should be read together with the information contained in the documents incorporated and deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus.

LEGAL MATTERS

The validity of the notes will be passed upon for us by Lorrie D. Scott, Esq., Senior Legal Counsel of Weyerhaeuser Company. Ms. Scott, in her capacity set forth above, is paid a salary by Weyerhaeuser, participates in various employee benefit plans offered by Weyerhaeuser and holds options to acquire Weyerhaeuser common shares. Sidley Austin llp, San Francisco, California will act as counsel for the underwriters. Sidley Austin LLP from time to time provides certain legal services to Weyerhaeuser.

EXPERTS

The consolidated financial statements and schedule of Weyerhaeuser Company and subsidiaries as of December 31, 2006 and December 25, 2005, and for each of the years in the three-year period ended December 31, 2006 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit reports on the consolidated financial statements and schedule refer to the adoption by Weyerhaeuser Company and subsidiaries of the provisions of Financial Accounting Standards Board Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities, in 2004 and the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, and Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans — an amendment of FASB Statements No. 87, 88, 106, and 132(R), in 2006.

PROSPECTUS

$2,000,000,000

Weyerhaeuser Company

Weyerhaeuser Capital Trust I

Weyerhaeuser Capital Trust II

Debt Securities, Preferred Shares, Preference Shares, Common Shares, Warrants, Trust Preferred Securities, Stock Purchase Units and Stock Purchase Contracts

       By this prospectus, we may offer from time to time

•	our unsecured Debt Securities, which may be either Senior Debt Securities, Subordinated Debt Securities or Junior Subordinated Debt Securities, consisting of notes, debentures or other unsecured evidences of indebtedness in one or more series,

•	our serial Preferred Shares, par value $1.00 per share, which for any or all series of Preferred Shares may be issued in the form of Depositary Shares evidenced by Depositary Receipts,

•	our serial Preference Shares, par value $1.00 per share, which for any or all series of Preference Shares may be issued in the form of Depositary Shares evidenced by Depositary Receipts,

•	our Common Shares, par value $1.25 per share,

•	our Stock Purchase Units,

•	our Stock Purchase Contracts, and

•	our Warrants to purchase any of the securities referred to above or the Trust Preferred Securities referred to below,

and Weyerhaeuser Capital Trust I and Weyerhaeuser Capital Trust II (each a “WY Trust” and collectively, the “WY Trusts”) each may offer from time to time its Trust Preferred Securities, guaranteed by us, to the extent described in this prospectus.

      The Debt Securities, Preferred Shares, Preference Shares, Depositary Shares, Common Shares, Warrants, Trust Preferred Securities, Stock Purchase Units and Stock Purchase Contracts are referred to herein collectively as the “Securities.” The Debt Securities, Preferred Shares, Preference Shares, Depositary Shares and Trust Preferred Securities may be convertible into or exchangeable or exercisable for other Securities.

      The Securities may be offered as separate series or classes at an aggregate initial offering price not to exceed $2,000,000,000. The specific terms of the Securities will be provided in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated and deemed to be incorporated by reference in this prospectus, carefully before you invest.

      Our Common Shares are listed on the New York Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange under the trading symbol “WY.” Any Common Shares sold pursuant to a prospectus supplement will be listed on such exchanges, subject to official notice of issuance.

      The Securities may be offered independently or together in any combination for sale directly by us or through underwriters, agents or dealers as specified in the applicable prospectus supplement.

          Investing in the Securities involves risks. See “Risk Factors” beginning on page 1.

       Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is August 5, 2003

      We have not authorized any person to give any information or to make any representation in connection with this offering other than the information contained and incorporated or deemed to be incorporated by reference in this prospectus, and, if given or made, that information or representation must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy by anyone in any jurisdiction in which that offer or solicitation is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make an offer or solicitation.

(ii)

RISK FACTORS

      Investing in the Securities involves risks. You should carefully consider the risks described below, as well as the other information included in this prospectus and the documents incorporated and deemed to be incorporated by reference in this prospectus before you decide to invest in any Securities. The risks and uncertainties described below are not the only ones we face.

Adverse Verdict in Alder Log Antitrust Case

      In December 2000, a lawsuit was filed against Weyerhaeuser in U.S. District Court in Oregon alleging that from 1996 to the date of this prospectus Weyerhaeuser had monopoly power or attempted to gain monopoly power in the Pacific Northwest market for alder logs and finished alder lumber. In August 2001, the complaint was amended to add an additional plaintiff. Prior to trial, one of the plaintiffs withdrew from the litigation. In April 2003 the jury returned a verdict in favor of one of the plaintiffs in the amount of $26 million which was automatically trebled to $79 million under the antitrust laws. Weyerhaeuser took a pre-tax charge of $79 million in its first quarter 2003 results. Weyerhaeuser’s motion for a judgment notwithstanding the verdict was denied in July 2003. Weyerhaeuser has appealed the matter to the United States Court of Appeals for the Ninth Circuit. While Weyerhaeuser believes that the reserve balance established for this matter is adequate, Weyerhaeuser is unable to estimate at this time the amount of additional charges, if any, that may be required for this matter in the future.

New Lawsuits Relating to Alder Logs

      In April 2003 two separate lawsuits were filed in U.S. District Court in Oregon alleging that Weyerhaeuser violated antitrust laws by monopolizing the markets for alder sawlogs and finished alder lumber. In June 2003 amended complaints were filed in both matters. The first suit was brought by four separate corporations located in Oregon and Washington who allege that between 1999 to the date of this prospectus they suffered damages and asked the court to award treble damages of $101.2 million. Plaintiffs’ request for a temporary restraining order prohibiting Weyerhaeuser from certain alder log buying practices was denied by the court. The complaint also requests divestiture of a number of its alder sawmills in Oregon, Washington and British Columbia. In July 2003 Weyerhaeuser filed a motion to dismiss based on the insufficiencies in the pleadings. The second suit was brought by Coast Mountain Hardwoods, Inc., a Canadian company that sold its assets to Weyerhaeuser in 2000. The suit alleges that Weyerhaeuser’s practices caused Coast Mountain to be in a financially weak position so that it would sell its assets for less than their true value. The complaint requests treble damages in the amount of $516 million and also includes fraud and other allegations for which $108 million in damages are being sought. Request for divestiture of Weyerhaeuser’s Northwest Hardwoods Division, a portion of its alder sawmills in British Columbia, Oregon and Washington and certain forest licenses acquired in Canada have been dropped from the complaint. Weyerhaeuser disagrees with the assertions that have been made in both lawsuits and plans to vigorously defend itself. Weyerhaeuser has not recorded a reserve related to these two lawsuits and is unable to estimate at this time the amount of charges, if any, that may be required for these lawsuits in the future.

Adverse Ruling in Linerboard Antitrust Cases

      In May 1999, two civil antitrust lawsuits were filed against Weyerhaeuser in the U.S. District Court, Eastern District of Pennsylvania. Both suits name as defendants several other major containerboard and packaging producers. The complaint in the first case alleges the defendants conspired to fix the price of linerboard and that the alleged conspiracy had the effect of increasing the price of corrugated containers. The suit requested class certification for purchasers of corrugated containers during the period from October 1993 through November 1995. The complaint in the second case alleges that the company conspired to manipulate the price of linerboard and thereby the price of corrugated sheets. The suit requested class certification for purchasers of corrugated sheets during the period October 1993 through November 1995. Both suits seek damages, including treble damages, under the antitrust laws. No specific damage amounts have been claimed. In September 2001, the district court certified both classes. On appeal, the 3rd Circuit Court of Appeals affirmed the trial court’s certification of the two classes. On April 21, 2003, the U.S. Supreme Court denied certiorari to review the class certification issue and as a result class members were given until June 9, 2003 to opt-out of the class. Approximately 155 members of the class have opted out and filed lawsuits against Weyerhaeuser. In the class action case pretrial discovery is underway. Trial in the class action lawsuit has been set for April 2004. Weyerhaeuser has not recorded a reserve for this matter and is unable to estimate at this time the amount of charges, if any, that may be required for this matter in the future.

Adverse Decision in Paragon Trade Brands Bankruptcy Proceedings

      In May, 1999, the Equity Committee, which we refer to as the “Committee,” in the Paragon Trade Brands, Inc. bankruptcy proceeding filed a motion in the U.S. Bankruptcy Court for the Northern District of Georgia for authority to prosecute claims against Weyerhaeuser in the name of the debtor’s estate. Specifically, the Committee asserted that Weyerhaeuser breached certain warranties in agreements entered into between Paragon and Weyerhaeuser in connection with Paragon’s public offering of common stock in January 1993. The Committee seeks to recover damages sustained by Paragon as a result of two patent infringement cases, one brought by Procter & Gamble and the other by Kimberly-Clark. In September 1999, the Bankruptcy Court authorized the Committee to commence an adversary proceeding against Weyerhaeuser. The Committee commenced this proceeding in October 1999, seeking damages in excess of $420 million against Weyerhaeuser. Pursuant to a reorganization of Paragon, the litigation claims representative for the bankruptcy estate became the plaintiff in the proceeding.

      On June 26, 2002, the Bankruptcy Court issued an oral opinion granting the plaintiff’s motion for partial summary judgment, holding Weyerhaeuser liable to the plaintiff for breaches of warranty, and denying Weyerhaeuser’s motion for summary judgment. On October 30, 2002, the Bankruptcy Court issued a written order confirming the June oral opinion. In November 2002, Weyerhaeuser filed a petition for reconsideration with the Bankruptcy Court. In June 2003 the judge issued an oral ruling denying Weyerhaeuser’s motion for reconsideration and set an October 2003 trial date for the determination of the damages. Weyerhaeuser is seeking an early review of the Bankruptcy Court’s summary judgment in favor of the plaintiffs on the issue of liability with the U.S. District Court. Review of the decision is discretionary with the U.S. District Court at this stage of the proceedings.

      Weyerhaeuser disagrees with the Bankruptcy Court’s decision and is diligently pursuing all available relief. Weyerhaeuser has not established a reserve for this matter and is unable to estimate at this time the amount of charges, if any, that may be required in the future.

Reduction in Credit Rating on Weyerhaeuser Debt Securities

      On February 11, 2002, Moody’s Investor Services announced that it had lowered its rating on Weyerhaeuser’s senior unsecured debt, which includes the Senior Debt Securities, to “Baa2” from “A3” as a result of the increase in Weyerhaeuser’s leverage resulting from Weyerhaeuser’s acquisition of Willamette Industries, Inc. in the first quarter of 2002. On February 15, 2002, Standard & Poor’s announced that it had lowered its rating on Weyerhaeuser’s long-term senior debt, which includes the Senior Debt Securities, to “BBB” from “A-” for the same reason. At the time of these downgrades, Weyerhaeuser did not have any outstanding Subordinated Debt Securities, Junior Subordinated Debt Securities, Preferred Shares, Preference Shares or Depositary Shares and neither of the WY Trusts had any outstanding Trust Preferred Securities. However, had any of these securities been outstanding at that time, it is likely that any credit ratings assigned to those securities would also have been reduced. Credit rating agencies may from time to time change their ratings on our securities, including the Debt Securities, Preferred Shares, Preference Shares and Depositary Shares, and on the Trust Preferred Securities of the WY Trusts, as a result of our operating results or actions we take or as a result of a change in the views of the credit rating agencies, regarding, among other things, the general outlook for our industry or the economy. There can be no assurance that Standard & Poor’s and Moody’s or other rating agencies will not reduce their ratings of our Senior Debt Securities or any other Securities that we or the WY Trusts may issue in the future or place any of those Securities on a so-called “watch list” for possible future downgrading. Any of these events will likely increase our costs of financing and have an adverse effect on the market price of those Securities. The credit ratings accorded to our securities, including the Securities and, if issued, any Trust Preferred Securities, are not recommendations to purchase, hold or sell those securities, inasmuch as those ratings do not comment as to the market price or suitability for particular investors.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

      This prospectus and the documents incorporated and deemed to be incorporated by reference in this prospectus contain statements concerning Weyerhaeuser’s future results and performance and other matters that are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are subject to a number of risks and uncertainties and should not be relied upon as predictions of future events. Some of these forward-looking statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative or other variations of those terms or comparable terminology, or by discussions of strategy, plans or intentions. In particular, some of these forward-looking statements deal with expected effects of domestic and foreign government environmental regulations, First Nation claims, projected capital expenditures, projected environmental remediation expenditures, future certification of forestry practices, future performance of Weyerhaeuser’s business segments, future pension income, future pension contributions, health care plans, the effect of pending litigation on our financial position, liquidity or results of operations, closure of facilities, projected debt reduction and future debt-to-capital ratios, future commitments under operating leases, and similar matters. The accuracy of these forward-looking statements is subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those projected, including, but not limited to:

•	the effect of general economic conditions, including the level of interest rates and housing starts;

•	market demand for our products, which may be tied to the relative strength of various U.S. business segments;

•	performance of our manufacturing operations;

•	the successful execution of our internal performance plans;

•	the level of competition from domestic and foreign producers;

•	the effect of forestry, land use, environmental and other governmental regulations;

•	the risk of losses from terrorist activity, fires, floods and other natural disasters;

•	legal proceedings; and

•	performance of pension fund investments.

      Weyerhaeuser is also a large exporter and operates in a number of countries and Weyerhaeuser is affected by changes in economic activity in Europe and Asia, particularly Japan, and by changes in currency exchange rates, particularly the relative value of the U.S. dollar to the Canadian dollar and the Euro, plus restrictions on international trade or tariffs imposed on imports, including the countervailing and anti-dumping duties imposed on Weyerhaeuser softwood lumber shipments from Canada to the United States. These and other factors that could cause or contribute to actual results differing materially from these forward-looking statements are discussed in greater detail in the documents incorporated and deemed to be incorporated by reference in this prospectus.

WEYERHAEUSER COMPANY

      Weyerhaeuser Company was incorporated in the state of Washington in January 1900 as Weyerhaeuser Timber Company. We are principally engaged in the growing and harvesting of timber and the manufacture, distribution and sale of forest products, real estate development and construction, and other real estate related activities. Our principal business segments, which account for the majority of our sales, earnings and asset base, are timberlands; wood products; pulp and paper; containerboard, packaging and recycling; and real estate and related assets. The mailing address of our principal executive offices is 33663 Weyerhaeuser Way South, Federal Way, Washington 98003 and the telephone number of our principal executive offices is (253) 924-2345.

      In this prospectus, references to “Weyerhaeuser,” “we,” “our” and “us” mean Weyerhaeuser Company excluding, unless the context otherwise requires or otherwise expressly stated, its subsidiaries, except that those terms, when used under the sections captioned “Risk Factors” and “Special Note Regarding Forward-looking Statements,” include its subsidiaries.

THE WY TRUSTS

      Weyerhaeuser Capital Trust I and Weyerhaeuser Capital Trust II (each, a “WY Trust,” and, collectively, the “WY Trusts”) each are statutory trusts formed under Delaware law pursuant to (i) a separate Trust Agreement (as the same may be amended, supplemented or restated from time to time, a “Trust Agreement”) executed by us, as sponsor of such WY Trusts, and other parties thereto and (ii) the filing of a certificate of trust with the Delaware Secretary of State. In connection with the issuance of Trust Preferred Securities of any WY trust, we will enter into an amended and restated Trust Agreement with respect to that WY Trust. Unless otherwise stated in this prospectus or the context otherwise requires, the descriptions in this prospectus of some of the terms of the Trust Agreements and the WY Trusts reflect the anticipated provisions of these amended and restated Trust Agreements.

      The following description of some of the terms of the WY Trusts is not complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Trust Agreements and the Trust Preferred Securities. Copies of the forms of Trust Agreements and of the certificates evidencing the Trust Preferred Securities have been and will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or as exhibits to the documents incorporated or deemed to be incorporated by reference in this prospectus and you may obtain copies as described below under “Available Information.”

      Unless an accompanying prospectus supplement provides otherwise, each WY Trust exists for the sole purposes of

•	issuing its Trust Preferred Securities and its common securities (the “Trust Common Securities”),

•	investing the proceeds from the sale of Trust Preferred Securities and Trust Common Securities in our Debt Securities, and

•	engaging in such other activities as are necessary or incidental thereto.

      All of the Trust Common Securities of each WY Trust will be owned directly or indirectly by us. The Trust Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Trust Preferred Securities, except that upon the occurrence and continuance of an event of default under the relevant Trust Agreement, the rights of the holders of the Trust Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Trust Preferred Securities. We will acquire Trust Common Securities having an aggregate liquidation amount equal to approximately 3% of the total capital of each WY Trust.

      Each WY Trust’s business and affairs will be conducted by the trustees (the “WY Trustees”) of such WY Trust appointed by Weyerhaeuser, as the direct or indirect holder of all its Trust Common Securities. Except in certain limited circumstances, the holder of the Trust Common Securities of each WY Trust will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the WY Trustees of such WY Trust. The duties and obligations of the WY Trustees of each WY Trust will be governed by its Trust Agreement. A majority of the WY Trustees of each WY Trust will be persons who are employees or officers of, or affiliated with, us (the “Regular Trustees”). One WY Trustee of each WY Trust will be a financial institution that is not affiliated with us, which shall act as property trustee and as indenture trustee for the purpose of the Trust Indenture Act of 1939, as amended (the “Property Trustee”). In addition, unless the Property Trustee of the applicable WY Trust maintains a principal place of business in the State of Delaware and otherwise meets the requirements of applicable law, one WY Trustee of each WY Trust will be a legal entity having a principal place of business in, or an individual resident of, the State of Delaware (the “Delaware Trustee”). We will pay all fees and expenses related to each WY Trust and the offering of the Trust Preferred Securities of such WY Trust. Unless otherwise indicated in an applicable prospectus supplement, the Property Trustee will be JPMorgan Chase Bank and the Delaware Trustee will be Chase Manhattan Bank USA, National Association. The principal place of business of each WY Trust is c/o Weyerhaeuser Company, 33663 Weyerhaeuser Way South, Federal Way, Washington 98063. Telephone: (253) 924-4236.

USE OF PROCEEDS

      Unless otherwise specified in the applicable prospectus supplement, we intend to add the net proceeds from the sale of the Securities to our general funds and to use the proceeds for general corporate purposes, which may include working capital, capital expenditures, reduction of our short-term debt or commercial paper presently classified as long-term debt and acquisitions. Pending these applications, we may invest the net proceeds in marketable securities. Unless otherwise specified in the applicable prospectus supplement, the WY Trusts will use all proceeds from the sale of Trust Preferred Securities to purchase our Debt Securities.

RATIOS OF EARNINGS TO FIXED CHARGES AND OF EARNINGS TO FIXED CHARGES AND

PREFERRED SHARE AND PREFERENCE SHARE DIVIDENDS

      The following table presents the ratios of earnings to fixed charges and of earnings to fixed charges and Preferred Share and Preference Share dividends for Weyerhaeuser Company and its consolidated subsidiaries for the periods indicated.

	Thirteen Weeks	Fiscal Year
Ended
	March 30, 2003	2002	2001	2000	1999	1998

Ratio of earnings to fixed charges(1)(2)	0.71x	1.35x	2.23x	3.58x	3.45x	2.20x
Ratio of earnings to fixed charges and Preferred Share and Preference Share dividends(2)(3)(4)	0.71x	1.35x	2.23x	3.58x	3.45x	2.20x

(1)	For the purpose of calculating the ratio of earnings to fixed charges, earnings consist of earnings before income taxes, extraordinary items, undistributed earnings of equity investments and fixed charges. Fixed charges consist of interest on indebtedness, amortization of debt expense and one-third of rents, which we deem representative of an interest factor. The ratios of earnings to fixed charges of Weyerhaeuser Company with its Weyerhaeuser Real Estate Company, Weyerhaeuser Financial Services, Inc. and Gryphon Investments of Nevada, Inc. subsidiaries accounted for on the equity method but excluding the undistributed earnings of those subsidiaries were 0.25x, 1.17x, 1.58x, 3.58x, 3.78x and 2.72x for the thirteen weeks ended March 30, 2003 and the fiscal years ended December 29, 2002, December 30, 2001, December 31, 2000, December 26, 1999 and December 27, 1998, respectively. Fixed charges exceeded earnings of Weyerhaeuser Company with its Weyerhaeuser Real Estate Company and other related subsidiaries accounted for on the equity method, but excluding the undistributed earnings of those subsidiaries, by approximately $167 million for the thirteen weeks ended March 30, 2003.

(2)	Fixed charges, as well as fixed charges and preferred and preference share dividends, exceeded earnings of Weyerhaeuser Company and its consolidated subsidiaries by approximately $69 million for the thirteen weeks ended March 30, 2003.

(3)	For the purpose of calculating the ratio of earnings to fixed charges and Preferred Share and Preference Share dividends, earnings consist of earnings before income taxes, extraordinary items, undistributed earnings of equity investments, fixed charges and Preferred Share and Preference Share dividends. Fixed charges consist of interest on indebtedness, amortization of debt expense and one-third of rents, which we deem representative of an interest factor. The ratios of earnings to fixed charges and Preferred Share and Preference Share dividends of Weyerhaeuser Company with its Weyerhaeuser Real Estate Company, Weyerhaeuser Financial Services, Inc. and Gryphon Investments of Nevada, Inc. subsidiaries accounted for on the equity method but excluding the undistributed earnings of those subsidiaries were 0.25x, 1.17x, 1.58x, 3.58x, 3.78x and 2.72x for the thirteen weeks ended March 30, 2003 and the fiscal years ended December 29, 2002, December 30, 2001, December 31, 2000, December 26, 1999 and December 27, 1998, respectively. Fixed charges exceeded earnings of Weyerhaeuser Company with its Weyerhaeuser Real Estate Company and other related subsidiaries accounted for on the equity method, but excluding the undistributed earnings of those subsidiaries, by approximately $167 million for the thirteen weeks ended March 30, 2003.

(4)	For the periods presented in the table, we had no Preferred Shares or Preference Shares outstanding other than one share of Preference Shares designated as Special Voting Shares, on which dividends are not paid; therefore the ratios of earnings to fixed charges and Preferred Share and Preference Share dividends for the periods indicated equal the ratios of earnings to fixed charges for the same periods.

DESCRIPTION OF DEBT SECURITIES

      The Senior Debt Securities are to be issued in one or more series under an indenture dated as of April 1, 1986, as amended and supplemented by a first supplemental indenture dated as of February 15, 1991, a second supplemental indenture dated as of February 1, 1993, a third supplemental indenture dated as of October 22, 2001 and a fourth supplemental indenture dated as of March 12, 2002, each between Weyerhaeuser Company and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank and Chemical Bank), as trustee. We refer to that indenture, as so amended and supplemented, as the “Senior Indenture.” The Subordinated Debt Securities are to be issued under an indenture (the “Subordinated Indenture”) to be entered into by Weyerhaeuser Company and JPMorgan Chase Bank, as trustee, or such other trustee as shall be named in a prospectus supplement. The Junior Subordinated Debt Securities are to be issued under an indenture (the “Junior Subordinated Indenture”) to be entered into by Weyerhaeuser Company and JPMorgan Chase Bank, as trustee, or such other trustee as shall be named in a prospectus supplement. We sometimes refer to the Senior Indenture, the Subordinated Indenture and the Junior Subordinated Indenture as, collectively, the “Indentures” and, individually, an “Indenture.” The Indentures will be qualified under the Trust Indenture Act of 1939, as amended.

      We have summarized selected provisions of the Indentures and the Senior Debt Securities, the Subordinated Debt Securities and the Junior Subordinated Debt Securities below. This summary is not complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Indentures and the certificates evidencing the Senior Debt Securities, the Subordinated Debt Securities and Junior Subordinated Debt Securities. Forms of the Indentures and of the certificates evidencing the Senior Debt Securities, the Subordinated Debt Securities and the Junior Subordinated Debt Securities have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents incorporated or deemed to be incorporated by reference in this prospectus. You may obtain copies of those exhibits in the manner described under “Available Information” in this prospectus.

      The following summary provides some general terms and provisions of the series of the Debt Securities and the related Indenture to which any prospectus supplement may relate. Other specific terms of a series of Debt Securities and the related Indenture will be described in the applicable prospectus supplement. To the extent that any particular terms of the Debt Securities or the related Indenture described in a prospectus supplement differ from any of the terms described in this prospectus, then those particular terms described in this prospectus will be deemed to have been superseded by the terms described in that prospectus supplement.

      Capitalized terms that are used in the following summary but not defined have the meanings given to those terms in the respective Indentures.

General

      The Indentures do not limit the amount of Debt Securities that we may issue under the Indentures. The Indentures provide that Debt Securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies. The Senior Debt Securities will be our unsecured and unsubordinated obligations and will rank on a parity right of payment with all of our other unsecured and unsubordinated indebtedness. The Subordinated Debt Securities will be our unsecured obligations and will be subordinated in right of payment to the prior payment in full of all of our Senior Indebtedness (as defined in the Subordinated Indenture). The Junior Subordinated Debt Securities will be our unsecured obligations and will be subordinated in right of payment to the prior payment in full of all of our Senior Debt (as defined in the Junior Subordinated Indenture). Unless otherwise provided in the applicable prospectus supplement, we may, without the consent of the holders of any Debt Securities issued under any Indenture, “reopen” a series of Debt Securities issued under that Indenture and issue additional Debt Securities of that series from time to time.

      When we offer a series of Debt Securities, we will describe the specific terms of that series in a prospectus supplement. Those terms may include, where applicable:

•	the title, aggregate principal amount and public offering price of the Debt Securities of that series;

•	whether the Debt Securities of that series are Senior Debt Securities, Subordinated Debt Securities or Junior Subordinated Debt Securities;

•	the denominations in which the Debt Securities of that series will be issued, if other than $1,000 and multiples of $1,000;

•	the currency, if other than U.S. dollars, or units based on or relating to currencies in which the Debt Securities of that series will be denominated or in which principal of and premium, if any, and interest, if any, on the Debt Securities of that series will or may be payable;

•	the date of maturity of the Debt Securities of that series;

•	the interest rate or rates, if any, or method by which the interest rate or rates, if any, on the Debt Securities of that series will be determined;

•	the dates on which interest, if any, on the Debt Securities of that series will be payable;

•	the place or places where the principal of and premium, if any, and interest, if any, on the Debt Securities of that series will be payable;

•	any redemption or sinking fund provisions applicable to the Debt Securities of that series;

•	the terms and conditions, if any, pursuant to which such Debt Securities of that series are convertible into or exchangeable for any other Securities;

•	any applicable United States federal income tax consequences with respect to the Debt Securities of that series, including whether and under what circumstances we will pay additional amounts on Debt Securities of that series held by a person who is not a U.S. person, as defined in the applicable prospectus supplement, in respect of any tax, assessment or other governmental charge withheld or deducted and, if so, whether we will have the option to redeem those Debt Securities rather than to pay those additional amounts; and

•	any other specific terms of the Debt Securities of that series, which may include additional events of default or covenants.

      Debt Securities may also be issued upon the exercise of or in exchange for other Securities.

      Debt Securities may be presented for exchange and registered Debt Securities may be presented for transfer at the places and subject to the restrictions specified in the applicable Indenture and in the applicable prospectus supplement. These services will be provided without charge, other than any tax or other governmental charge payable in connection with an exchange or transfer of Debt Securities, but subject to the limitations provided in the applicable Indenture.

      Debt Securities may be issued as Original Issue Discount Securities, bearing either no interest or bearing interest at a rate which at the time of issuance is below the prevailing market rate, to be sold at a substantial discount below their stated principal amount at maturity. Any special United States federal income tax considerations applicable to Original Issue Discount Securities will be described in the applicable prospectus supplement.

      Debt Securities may be issued with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of those Debt Securities may receive a principal amount on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on those dates, depending upon the value on those dates of the applicable currency, commodity, equity index or other factor. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on that date is linked and, if applicable, additional United States federal income tax considerations will be provided in the applicable prospectus supplement.

Global Securities

      The Debt Securities of any series may be issued in book-entry form and represented by one or more global securities. See “Book-Entry Issuance.”

Certain Covenants with Respect to Senior Debt Securities

      The following restrictions will apply to the Senior Debt Securities of each series unless the applicable prospectus supplement provides otherwise. These restrictions will not apply to the Subordinated Debt Securities or Junior Subordinated Debt Securities of any series unless the applicable prospectus supplement expressly provides otherwise.

      Limitation on Liens. The Senior Indenture states that, unless the terms of any series of Senior Debt Securities provide otherwise, if Weyerhaeuser or any Subsidiary, as defined in the Senior Indenture, issues, assumes or guarantees any indebtedness for money borrowed (“Debt”) secured by a mortgage, pledge, security interest or other lien (collectively, a “Mortgage”) on:

•	any timber or timberlands of Weyerhaeuser or that Subsidiary located in the States of Washington, Oregon, California, Arkansas or Oklahoma, or

•	any principal manufacturing plant of Weyerhaeuser or that Subsidiary located anywhere in the United States,

Weyerhaeuser must secure or cause that Subsidiary to secure the Senior Debt Securities (together with, if Weyerhaeuser so determines, any other indebtedness of or guaranteed by Weyerhaeuser or that Subsidiary ranking equally with the Senior Debt Securities and then existing or created later) equally and ratably with, or prior to, that Debt. Notwithstanding the restrictions described in the preceding sentence,

Weyerhaeuser or any Subsidiary may issue, assume or guarantee secured Debt that would otherwise be subject to those restrictions in an aggregate amount that, together with:

•	all other such Debt of Weyerhaeuser and its Subsidiaries, and

•	all Attributable Debt, as defined in the Indenture, in respect of Sale and Lease-Back Transactions, as defined below, existing at that time, other than Sale and Lease-Back Transactions permitted because Weyerhaeuser would be entitled to incur Debt secured by a Mortgage on the property to be leased without equally and ratably securing the Senior Debt Securities pursuant to provisions described elsewhere under this caption “Limitation on Liens” and other than Sale and Leaseback Transactions the proceeds of which have been applied in accordance with clause (b) of the second paragraph under “— Limitation on Sale Lease-Back Transactions” below, does not exceed 5% of the shareholders’ interest in Weyerhaeuser and its consolidated Subsidiaries, as defined in the Senior Indenture, as shown on the audited consolidated balance sheet contained in Weyerhaeuser’s latest annual report to shareholders.

      The term “principal manufacturing plant” does not include any manufacturing plant that in the opinion of the Board of Directors is not a principal manufacturing plant of Weyerhaeuser and its Subsidiaries. The exercise of the Board of Directors’ discretion in determining which plants are “principal manufacturing plants” could have the effect of limiting the application of the limitation on liens.

      The following types of transactions are not deemed to create Debt secured by a Mortgage:

•	the sale, Mortgage or other transfer of timber in connection with an arrangement under which Weyerhaeuser or a Subsidiary is obligated to cut some or all of that timber to provide the transferee with a specified amount of money however determined; and

•	the Mortgage of any property of Weyerhaeuser or any Subsidiary in favor of the United States or any State, or any department, agency or instrumentality of either, to secure any payments to Weyerhaeuser or any Subsidiary pursuant to any contract or statute.

      The limitation on liens covenant will not apply to:

(a) Mortgages securing Debt of a Subsidiary to Weyerhaeuser or another Subsidiary;

(b) Mortgages created, incurred or assumed contemporaneously with, or within 90 days after, the acquisition, improvement or construction of the mortgaged property to secure or provide for the payment of any part of the purchase price of that property or the cost of that construction or improvement, provided that, in the case of construction or improvement, the Mortgage does not apply to any property previously owned by Weyerhaeuser or any Subsidiary other than unimproved real property on which the property so constructed, or the improvement, is located;

(c) Mortgages existing at the time of acquisition of the mortgaged property; or

(d) any extension, renewal or replacement of any Mortgage described in (b) or (c) above so long as the principal amount of the secured indebtedness is not increased and the extension, renewal or replacement is limited to all or part of the same property secured by the Mortgage so extended, renewed or replaced.

      Limitation on Sale and Lease-Back Transactions. The Senior Indenture states that, unless the terms of any series of Senior Debt Securities provide otherwise, neither Weyerhaeuser nor any Subsidiary may lease any real property in the United States, except for temporary leases for a term of not more than three years, which property has been or is to be sold or transferred by Weyerhaeuser or that Subsidiary to the lessor (a “Sale and Lease-Back Transaction”).

      This limitation will not apply to any Sale and Lease-Back Transaction if:

(a) Weyerhaeuser or the applicable Subsidiary would be entitled to incur Debt secured by a Mortgage on the leased property without equally and ratably securing the Senior Debt Securities as described under “— Limitation on Liens” above, or

(b) Weyerhaeuser, within 90 days of the effective date of the Sale and Lease-Back Transaction, applies an amount equal to the fair value, as determined by the Board of Directors, of the leased property to the retirement of Debt that matures at, or is extendable or renewable at the option of the obligor to, a date more than 12 months after the date of the creation of that Debt.

Subordination of Subordinated Debt Securities

      Unless otherwise indicated in an applicable prospectus supplement, the following provisions will apply to the Subordinated Debt Securities.

      The payment of the principal of, premium, if any, and interest, if any, on the Subordinated Debt Securities will be subordinated, to the extent and in the manner set forth in the Subordinated Indenture, in right of payment to the prior payment in full of all Senior Indebtedness which may at any time and from time to time be outstanding. Unless otherwise provided in the applicable prospectus supplement with respect to an issue of Subordinated Debt Securities, in the event of any distribution of assets of Weyerhaeuser to creditors upon any dissolution, winding up, liquidation or reorganization of Weyerhaeuser, whether voluntary or involuntary, or in bankruptcy, insolvency, reorganization, receivership or other similar proceedings or upon any assignment for the benefit of creditors or any other marshaling of assets or liabilities of Weyerhaeuser:

(1) the holders of Senior Indebtedness shall be entitled to receive payment in full of all Senior Indebtedness (including, if applicable, all principal thereof and premium, if any, and interest thereon), or to have such payment duly provided for, before the holders of the Subordinated Debt Securities shall be entitled to receive any payment of the principal of, or premium, if any, or interest, if any, on, the Subordinated Debt Securities,

(2) any payment or distribution of assets of Weyerhaeuser to which the holders of the Subordinated Debt Securities would be entitled except for the subordination provisions of the Subordinated Indenture shall be paid by the liquidating trustee or other person making such distribution directly to the holders of Senior Indebtedness or to their representative or trustee to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness, and

(3) in the event that, notwithstanding the foregoing, any payment or distribution of assets of Weyerhaeuser is received by the trustee under the Subordinated Indenture or the holders of any of the Subordinated Debt Securities before all Senior Indebtedness is paid in full or such payment is duly provided for, such payment or distribution will be paid over to the holders of such Senior Indebtedness or to their representative or trustee for application to the payment of all such Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full or such payment provided for, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

      Subject to the payment in full of all Senior Indebtedness upon any such distribution of assets of Weyerhaeuser, or such payment having been duly provided for, the holders of the Subordinated Debt Securities will be subrogated to the rights of the holders of the Senior Indebtedness to receive payments or distributions of cash, property or securities of Weyerhaeuser applicable to Senior Indebtedness until the principal of and premium, if any, and interest, if any, on, the Subordinated Debt Securities shall be paid in full.

      By reason of such subordination, in the event of any distribution of assets of Weyerhaeuser upon dissolution, winding up, liquidation, reorganization or other similar proceedings of Weyerhaeuser:

(a) holders of Senior Indebtedness will be entitled to be paid in full before payments may be made on the Subordinated Debt Securities and the holders of Subordinated Debt Securities will be required to pay over their share of such distribution, to the extent made in respect of such Subordinated Debt Securities, to the holders of Senior Indebtedness until such Senior Indebtedness is paid in full, and

(b) creditors of Weyerhaeuser who are neither holders of Subordinated Debt Securities nor holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the holders of the Subordinated Debt Securities.

Furthermore, such subordination may result in a reduction or elimination of payments to the holders of Subordinated Debt Securities.

      The Subordinated Indenture also provides that no payment on account of the principal of, or premium, if any, sinking funds, if any, or interest, if any, on, the Subordinated Debt Securities (including, without limitation, any repurchases of Subordinated Debt Securities) shall be made if there shall have occurred and be continuing:

(1) a default in the payment when due of principal of, or premium, if any, sinking funds, if any, or interest, if any, on any Senior Indebtedness of Weyerhaeuser and any applicable grace period with respect to such default shall have ended without such default having been cured or waived or ceasing to exist or such Senior Indebtedness having been paid in full, or

(2) an event of default with respect to any Senior Indebtedness of Weyerhaeuser resulting in the acceleration of the maturity thereof without such acceleration having been rescinded or annulled or such Senior Indebtedness having been paid in full.

      The Subordinated Indenture provides that the subordination provisions thereof will not apply to the Subordinated Debt Securities of any series if Weyerhaeuser has effected defeasance or discharge of the Indenture with respect to the Subordinated Debt Securities of that series as described below under “— Defeasance and Discharge”.

      The Subordinated Indenture does not limit or prohibit the incurrence of Senior Indebtedness by Weyerhaeuser. Senior Indebtedness may include debt securities, indebtedness and other obligations that constitute “Senior Indebtedness” for purposes of (and which are therefore senior in right of payment to) the Subordinated Debt Securities but which are subordinate in right of payment to certain other indebtedness and obligations of Weyerhaeuser. In that regard, Weyerhaeuser may issue other debt securities or incur other indebtedness or obligations which are referred to or designated as “subordinated” securities, indebtedness or obligations but which may constitute Senior Indebtedness for purposes of the Subordinated Indenture.

      If this prospectus is being delivered in connection with the offering of Subordinated Debt Securities, the accompanying prospectus supplement or the information incorporated or deemed to be incorporated by reference herein will set forth the approximate amount of Senior Indebtedness outstanding as of a recent date. That prospectus supplement may further describe the provisions, if any, applicable to the subordination of those Subordinated Debt Securities, including any changes to the subordination provisions described in this prospectus.

      As defined in the Subordinated Indenture, “Senior Indebtedness” means:

(a) the principal of, and premium, if any, and interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowed as a claim in any such proceeding) on, and any other amounts payable by Weyerhaeuser in respect of, indebtedness of Weyerhaeuser for borrowed money or indebtedness of Weyerhaeuser evidenced by any bond, note, debenture or other similar instrument,

(b) all obligations of Weyerhaeuser to pay the deferred purchase price of property, excluding trade accounts payable arising in the ordinary course of business,

(c) all obligations of Weyerhaeuser for the payment of money under a capitalized lease obligation or a synthetic lease obligation,

(d) all obligations of Weyerhaeuser for the payment of money under any financial agreement designed to manage Weyerhaeuser’s exposure to fluctuations in interest rates, currency exchange rates or commodity prices, including, without limitation, swap agreements, cap agreements, floor agreements, collar agreements and forward purchase agreements,

(e) all obligations of Weyerhaeuser for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar transaction,

(f) all liability of others described in any of the preceding clauses (a) through (e) that Weyerhaeuser has guaranteed or that is otherwise its legal liability, and

(g) any deferral, renewal, extension or refunding of any liability or obligation of Weyerhaeuser of the types referred to in any of clauses (a) through (f) above,

in each case unless, in the instrument creating or evidencing any such indebtedness, liability or obligation or any such deferral, renewal, extension or refunding or pursuant to which the same is outstanding, it is expressly provided that such indebtedness, liability or obligation is not senior or prior in right of payment to the Subordinated Debt Securities or ranks pari passu with or subordinate to the Subordinated Debt Securities in right of payment; provided that, notwithstanding the foregoing, the following shall not constitute Senior Indebtedness:

(1) the Subordinated Debt Securities or any obligations or liabilities of Weyerhaeuser thereunder or under the Subordinated Indenture,

(2) any liability for federal, state, local or other taxes owed by Weyerhaeuser,

(3) any amounts owed by Weyerhaeuser to its officers or employees or for services rendered to Weyerhaeuser,

(4) capital stock of Weyerhaeuser, and

(5) any liability, obligation or capital stock of others described in any of the preceding clauses (2) through (4) that Weyerhaeuser has guaranteed or that is otherwise its legal liability.

      Unless otherwise indicated in the applicable prospectus supplement, none of the Subordinated Debt Securities will be entitled to the benefit of any covenants restricting Weyerhaeuser or any of its subsidiaries from, among other things, incurring indebtedness secured by mortgages or other liens or entering into sale and leaseback transactions.

Subordination of Junior Subordinated Debt Securities

      Unless otherwise indicated in an applicable prospectus supplement, the following provisions will apply to the Junior Subordinated Debt Securities.

      The payment of the principal of, premium, if any, and interest, if any, on the Junior Subordinated Debt Securities will be subordinated, to the extent and in the manner set forth in the Junior Subordinated Indenture, in right of payment to the prior payment in full of all Senior Debt which may at any time and from time to time be outstanding. Unless otherwise provided in the applicable prospectus supplement with respect to an issue of Junior Subordinated Debt Securities, in the event of any distribution of assets of Weyerhaeuser to creditors upon any dissolution, winding up, liquidation or reorganization of Weyerhaeuser, whether voluntary or involuntary, or in bankruptcy, insolvency, reorganization, receivership or other similar proceedings or upon any assignment for the benefit of creditors or any other marshaling of assets or liabilities of Weyerhaeuser:

(1) the holders of Senior Debt shall be entitled to receive payment in full of all Senior Debt (including, if applicable, all principal thereof and premium, if any, and interest thereon), or to have such payment duly provided for, before the holders of the Junior Subordinated Debt Securities shall be entitled to receive any payment of the principal of, or premium, if any, or interest, if any, on, the Junior Subordinated Debt Securities,

(2) any payment or distribution of assets of Weyerhaeuser to which the holders of the Junior Subordinated Debt Securities would be entitled except for the subordination provisions of the Junior Subordinated Indenture shall be paid by the liquidating trustee or other person making such distribution directly to the holders of Senior Debt or to their representative or trustee to the extent necessary to make payment in full of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt, and

(3) in the event that, notwithstanding the foregoing, any payment or distribution of assets of Weyerhaeuser is received by the trustee under the Junior Subordinated Indenture or the holders of any of the Junior Subordinated Debt Securities before all Senior Debt is paid in full or such payment is duly provided for, such payment or distribution will be paid over to the holders of such Senior Debt or to their representative or trustee for application to the payment of all such Senior Debt remaining unpaid until all such Senior Debt has been paid in full or such payment provided for, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

      Subject to the payment in full of all Senior Debt upon any such distribution of assets of Weyerhaeuser, or such payment having been duly provided for, the holders of the Junior Subordinated Debt Securities will be subrogated to the rights of the holders of the Senior Debt to receive payments or distributions of cash, property or securities of Weyerhaeuser applicable to Senior Debt until the principal of and premium, if any, and interest, if any, on, the Junior Subordinated Debt Securities shall be paid in full.

      By reason of such subordination, in the event of any distribution of assets of Weyerhaeuser upon dissolution, winding up, liquidation, reorganization or other similar proceedings of Weyerhaeuser:

(a) holders of Senior Debt will be entitled to be paid in full before payments may be made on the Junior Subordinated Debt Securities and the holders of Junior Subordinated Debt Securities will be required to pay over their share of such distribution, to the extent made in respect of such Junior Subordinated Debt Securities, to the holders of Senior Debt until such Senior Debt is paid in full, and

(b) creditors of Weyerhaeuser who are neither holders of Junior Subordinated Debt Securities nor holders of Senior Debt may recover less, ratably, than holders of Senior Debt and may recover more, ratably, than the holders of the Junior Subordinated Debt Securities.

Furthermore, such subordination may result in a reduction or elimination of payments to the holders of Junior Subordinated Debt Securities.

      The Junior Subordinated Indenture also provides that no payment on account of the principal of, or premium, if any, sinking funds, if any, or interest, if any, on, the Junior Subordinated Debt Securities (including, without limitation, any repurchases of Junior Subordinated Debt Securities) shall be made if there shall have occurred and be continuing:

(1) a default in the payment when due of principal of, or premium, if any, sinking funds, if any, or interest, if any, on any Senior Debt of Weyerhaeuser and any applicable grace period with respect to such default shall have ended without such default having been cured or waived or ceasing to exist or such Senior Debt having been paid in full, or

(2) an event of default with respect to any Senior Debt of Weyerhaeuser resulting in the acceleration of the maturity thereof without such acceleration having been rescinded or annulled or such Senior Debt having been paid in full.

      The Junior Subordinated Indenture provides that the subordination provisions thereof will not apply to the Junior Subordinated Debt Securities of any series if Weyerhaeuser has effected defeasance or discharge of the Indenture with respect to the Junior Subordinated Debt Securities of that series as described below under “— Defeasance and Discharge”.

      The Junior Subordinated Indenture does not limit or prohibit the incurrence of Senior Debt by Weyerhaeuser. Senior Debt may include debt securities, indebtedness and other obligations that constitute “Senior Debt” for purposes of (and which are therefore senior in right of payment to) the Junior Subordinated Debt Securities but which are subordinate in right of payment to certain other indebtedness and obligations of Weyerhaeuser. In that regard, Weyerhaeuser may issue other debt securities or incur other indebtedness or obligations which are referred to or designated as “junior subordinated” securities, indebtedness or obligations but which may constitute Senior Debt for purposes of the Junior Subordinated Indenture.

      If this prospectus is being delivered in connection with the offering of Junior Subordinated Debt Securities, the accompanying prospectus supplement or the information incorporated or deemed to be incorporated by reference herein will set forth the approximate amount of Senior Debt outstanding as of a recent date. That prospectus supplement may further describe the provisions, if any, applicable to the subordination of those Junior Subordinated Debt Securities, including any changes to the subordination provisions described in this prospectus.

      As defined in the Junior Subordinated Indenture, “Senior Debt” means:

(a) the principal of, and premium, if any, and interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowed as a claim in any such proceeding) on, and any other amounts payable by Weyerhaeuser in respect of, indebtedness of Weyerhaeuser for borrowed money or indebtedness of Weyerhaeuser evidenced by any bond, note, debenture or other similar instrument,

(b) all obligations of Weyerhaeuser to pay the deferred purchase price of property, excluding trade accounts payable arising in the ordinary course of business,

(c) all obligations of Weyerhaeuser for the payment of money under a capitalized lease obligation or a synthetic lease obligation,

(d) all obligations of Weyerhaeuser for the payment of money under any financial agreement designed to manage Weyerhaeuser’s exposure to fluctuations in interest rates, currency exchange rates or commodity prices, including, without limitation, swap agreements, cap agreements, floor agreements, collar agreements and forward purchase agreements,

(e) all obligations of Weyerhaeuser for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar transaction,

(f) all liability of others described in any of the preceding clauses (a) through (e) that Weyerhaeuser has guaranteed or that is otherwise its legal liability, and

(g) any deferral, renewal, extension or refunding of any liability or obligation of Weyerhaeuser of the types referred to in any of clauses (a) through (f) above,

in each case unless, in the instrument creating or evidencing any such indebtedness, liability or obligation or any such deferral, renewal, extension or refunding or pursuant to which the same is outstanding, it is expressly provided that such indebtedness, liability or obligation is not senior or prior in right of payment to the Junior Subordinated Debt Securities or ranks pari passu with or subordinate to the Junior

Subordinated Debt Securities in right of payment; provided that, notwithstanding the foregoing, the following shall not constitute Senior Debt:

(1) the Junior Subordinated Debt Securities or any obligations or liabilities of Weyerhaeuser thereunder or under the Junior Subordinated Indenture,

(2) any liability for federal, state, local or other taxes owed by Weyerhaeuser,

(3) any amounts owed by Weyerhaeuser to its officers or employees or for services rendered to Weyerhaeuser,

(4) capital stock of Weyerhaeuser, and

(5) any liability, obligation or capital stock of others described in any of the preceding clauses (2) through (4) that Weyerhaeuser has guaranteed or that is otherwise its legal liability.

      Unless otherwise indicated in the applicable prospectus supplement, none of the Junior Subordinated Debt Securities will be entitled to the benefit of any covenants restricting us or any of our subsidiaries from, among other things, incurring indebtedness secured by mortgages or other liens or entering into sale or leaseback transactions.

Conversion Rights

      The terms, if any, on which Debt Securities of any series are convertible into or exchangeable for Common Shares or other securities of Weyerhaeuser will be set forth in the prospectus supplement relating thereto. Such terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of Weyerhaeuser, and may include provisions pursuant to which the number of Common Shares or other securities of Weyerhaeuser to be received by the holders of Debt Securities would be subject to adjustment.

Events of Default

      An Event of Default will occur under the applicable Indenture with respect to any series of Debt Securities issued under that Indenture if:

(a) Weyerhaeuser fails to pay when due any installment of interest on any of the Debt Securities of that series and that default continues for 30 days (in the case of the Subordinated Indenture or the Junior Subordinated Indenture, whether or not such payment is prohibited by the subordination provisions thereof),

(b) Weyerhaeuser fails to pay when due all or any part of the principal of and premium, if any, on any of the Debt Securities of that series, whether at maturity, upon redemption, upon acceleration or otherwise (in the case of the Subordinated Indenture or the Junior Subordinated Indenture, whether or not such payment is prohibited by the subordination provisions thereof),

(c) Weyerhaeuser fails to deposit any sinking fund payment when due on any of the Debt Securities of that series (in the case of the Subordinated Indenture or the Junior Subordinated Indenture, whether or not such payment is prohibited by the subordination provisions thereof),

(d) Weyerhaeuser defaults in the performance of, or breaches, any other covenant or warranty in respect of the Debt Securities of that series and that default or breach continues for 90 days after written notice by the trustee or the holders of at least 25% in principal amount of the outstanding Debt Securities of all series issued under that Indenture affected by that default or breach, or

(e) specified events of bankruptcy, insolvency or reorganization with respect to Weyerhaeuser have occurred and are continuing.

      If an Event of Default due to the failure to pay the principal of, or any premium, interest or sinking fund payment, if any, on, any series of Debt Securities issued under any Indenture or the breach of any other covenant or warranty of Weyerhaeuser applicable to less than all series of Debt Securities issued under that Indenture then outstanding has occurred and is continuing, either the trustee or the holders of 25% in principal amount of the Debt Securities of such series then outstanding under such Indenture, each such series voting as a separate class, may declare the principal of and accrued interest on all the Debt Securities of such series to be due and payable immediately. If an Event of Default due to a default in the performance of any other covenant or agreement in an Indenture applicable to all Debt Securities outstanding under such Indenture or due to specified events of bankruptcy, insolvency or reorganization of Weyerhaeuser has occurred and is continuing, either the trustee or the holders of 25% in principal amount of all Debt Securities then outstanding under such Indenture, treated as one class, may declare the principal of and accrued interest on all the Debt Securities outstanding under such Indenture to be due and payable immediately. The holders of a majority in principal amount of the Debt Securities of such series (or of all series issued under such Indenture, as the case may be) then outstanding may waive all defaults with respect to such series (or with respect to all series outstanding under such Indenture, as the case may be) and rescind a declaration of acceleration if, prior to the entry of a judgment or decree with respect to that acceleration, Weyerhaeuser pays or deposits with the applicable trustee a sum sufficient to pay all matured installments of interest on the outstanding Debt Securities of such series (or of all the Debt Securities outstanding under such Indenture, as the case may be) and the principal of all Debt Securities of such series (or of all the Debt Securities outstanding under such Indenture, as the case may be) that have become due otherwise than by acceleration and other expenses specified in such Indenture, and if all other Events of Default under such Indenture have been cured, waived or otherwise remedied as permitted by such Indenture. In addition, prior to the declaration of the acceleration of the maturity of the Debt Securities of any series issued under any Indenture, the holders of a majority in aggregate principal amount of the outstanding Debt Securities of such series (or of all series outstanding under such Indenture, as the case may be) may waive any past default or Event of Default, except a default in payment of principal of or premium, if any, or interest, if any, on such Debt Securities and except a default in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each such Debt Security affected.

      The holders of a majority in principal amount of the outstanding Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee or exercising any trust or power conferred on such trustee, provided that the direction is in accordance with law and the provisions of applicable Indenture and subject to exceptions provided in such Indenture. Before proceeding to exercise any right or power under any Indenture at the direction of a holder or holders, the applicable trustee is entitled to receive from that holder or holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with that direction.

      Weyerhaeuser is required to furnish to each trustee annually a statement of two of its officers to the effect that, to their knowledge, Weyerhaeuser is not in default in the performance of the terms of the applicable Indenture or, if they have knowledge that Weyerhaeuser is in default, specifying the default.

      Each Indenture requires the trustee to give to all holders of Debt Securities of any series outstanding under that Indenture notice of any default by Weyerhaeuser with respect to that series, unless that default has been cured or waived. However, except in the case of a default in the payment of principal of or premium, if any, or interest, if any, on any outstanding Debt Securities of that series, the trustee is entitled to withhold that notice in the event that the board of directors, the executive committee or a trust committee of directors, trustees or specified officers of the trustee in good faith determine that withholding that notice is in the interest of the holders of the outstanding Debt Securities of that series.

Defeasance and Discharge

      The following defeasance provision will apply to the Debt Securities of each series unless the applicable prospectus supplement provides otherwise.

      Each Indenture provides that, unless the terms of any series of Debt Securities issued under that Indenture provide otherwise, Weyerhaeuser will be discharged from its obligations in respect of that

Indenture (with respect to the Debt Securities of that series) and the outstanding Debt Securities of that series (which we refer to as “defeasance”), including, in the case of the Senior Indenture, its obligation to comply with the provisions referred to above under “— Certain Covenants with Respect to Senior Debt Securities,” if applicable, but excluding in the case of each Indenture other specified provisions of the applicable Indenture, such as the right of holders of Debt Securities of that series to receive payments of principal and interest, if any, on the original stated due dates (but not upon acceleration), and obligations to register the transfer of or exchange outstanding Debt Securities of that series and to replace stolen, lost or mutilated certificates. In order to effect the defeasance of its obligations with respect to the outstanding Debt Securities of any series, Weyerhaeuser must, among other things:

(a) irrevocably deposit in trust cash, or U.S. Government Obligations, as defined in the applicable Indenture, which through the payment of interest and principal in accordance with their terms will provide cash, in an amount sufficient to pay the principal of, premium, if any and interest, if any, on and mandatory sinking fund payments, if any, in respect of the outstanding Debt Securities of the applicable series when those payments are due in accordance with the terms of the applicable Indenture and those Debt Securities, and

(b) deliver to the applicable trustee an officers’ certificate or an opinion of counsel to the effect that Weyerhaeuser has received from, or there has been published by, the Internal Revenue Service a ruling to the effect that holders of the Debt Securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

Any such defeasance with respect to the outstanding Debt Securities of any series shall be effective on the 121st day after the date of the deposit referred to in clause (a) above.

      Each Indenture also provides that if (a) Weyerhaeuser has paid the principal of and premium, if any, and interest, if any, on all the outstanding Debt Securities of any series under that Indenture, (b) Weyerhaeuser has delivered to the applicable trustee for cancellation all Debt Securities of any series issued under that Indenture or (c)(1) all of the Debt Securities of any series issued under that Indenture have become due and payable, or are to become due and payable within one year or are to be called for redemption within one year, and (2) Weyerhaeuser irrevocably deposits in trust cash, or U.S. Government Obligations which through the payment of interest and principal will provide cash, sufficient to pay upon maturity or redemption, as the case may be, all Debt Securities of that series, then such Indenture will cease to be of further effect with respect to the Debt Securities of that series (which we refer to as “discharge”), except specified provisions of that Indenture, such as the right of the Holders of Debt Securities of that series to receive payments of principal and interest, if any, upon the original stated due dates (but not upon acceleration), and obligations to register the transfer of and exchange outstanding Debt Securities of that series and to replace stolen, lost or mutilated certificates.

Modification of the Indentures

      Each Indenture provides that Weyerhaeuser and the applicable trustee may enter into supplemental indentures without the consent of the holders of any Debt Securities to, among other things:

•	secure the Debt Securities of one or more series issued under that Indenture,

•	evidence the assumption by a successor person of Weyerhaeuser’s obligations under that Indenture and the Debt Securities issued under that Indenture,

•	add covenants for the protection of the holders of Debt Securities issued under that Indenture,

•	cure any ambiguity or correct or supplement any defect or inconsistency in that Indenture or to make other changes the Board of Directors deems necessary or desirable, so long as none of those actions adversely affects the interests of the holders of Debt Securities issued under that Indenture,

•	establish the form or terms of the Debt Securities of any series issued under that Indenture, and

•	evidence the acceptance of the appointment by a successor trustee.

      Each Indenture also contains provisions permitting Weyerhaeuser and the applicable trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Debt Securities of all series issued under that Indenture affected, voting as one class, to enter into supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, that Indenture or modifying in any manner the rights of the holders of the Debt Securities of each series issued under that Indenture so affected. However, Weyerhaeuser may not, without the consent of the holder of each outstanding Debt Security issued under that Indenture so affected:

•	extend the final maturity of any such Debt Security,

•	reduce the principal amount of any such Debt Security,

•	reduce the rate or extend the time of payment of interest on any such Debt Security,

•	reduce any amount payable on redemption of any such Debt Security,

•	impair the right of any holder of any such Debt Security to institute suit for the payment of any such Debt Security,

•	in the case of the Subordinated Indenture, modify the subordination provisions or the definition of Senior Indebtedness in a manner adverse to the holders of the Subordinated Debt Securities;

•	in the case of the Junior Subordinated Indenture, modify the subordination provisions or the definition of Senior Debt in a manner adverse to the holders of the Junior Subordinated Debt Securities; or

•	reduce the percentage in principal amount of Debt Securities of any series the consent of the holders of which is required for any supplemental indenture described in this paragraph.

      The Subordinated Indenture will provide that no supplemental indenture shall directly or indirectly modify or eliminate the subordination provisions therein or the definition of “Senior Indebtedness” in any manner which might terminate or impair the subordination of the Subordinated Debt Securities to Senior Indebtedness without the prior written consent of the holders of the Senior Indebtedness then outstanding. The Junior Subordinated Indenture will provide that no supplemental indenture shall directly or indirectly modify or eliminate the subordination provisions therein or the definition of “Senior Debt” in any manner which might terminate or impair the subordination of the Junior Subordinated Debt Securities to Senior Debt without the prior written consent of the holders of the Senior Debt then outstanding.

Consolidation, Merger, Conveyance or Transfer

      Weyerhaeuser may, without the consent of the trustee or the holders of Debt Securities under any Indenture, consolidate or merge with, or convey, sell or lease all or substantially all of its assets to, any other entity, provided that any successor must be an entity organized under the laws of the United States of America or any State and must expressly assume all obligations of Weyerhaeuser under those Debt Securities and that other conditions are met. Following a sale or other conveyance, except by lease, of all or substantially all of Weyerhaeuser’s assets, Weyerhaeuser will be relieved of all obligations under that Indenture and those Debt Securities.

Applicable Law

      The Debt Securities and the Indentures will be governed by and construed in accordance with the laws of the State of New York.

Concerning the Trustee

      JPMorgan Chase Bank is the trustee under the Senior Indenture. In the ordinary course of business, the trustee and its affiliates have provided and may in the future continue to provide investment banking, commercial banking and other financial services to us and our subsidiaries for which they have received and will receive compensation. It is anticipated that JPMorgan Chase Bank will also be the trustee under the Subordinated Indenture and the Junior Subordinated Indenture.

DESCRIPTION OF CAPITAL STOCK

General

      The authorized capital stock of Weyerhaeuser Company consists of (i) 400,000,000 common shares having a par value of $1.25 per share (the “Common Shares”), (ii) 7,000,000 preferred shares having a par value of $1.00 per share, issuable in series (the “Preferred Shares”), and (iii) 40,000,000 preference shares having a par value of $1.00 per share, issuable in series (the “Preference Shares”).

      At March 30, 2003, there were outstanding (a) 219,005,988 Common Shares, (b) employee stock options to purchase an aggregate of approximately 13,744,000 Common Shares, (c) 2,302,513 exchangeable shares issued by Weyerhaeuser Company Limited, a wholly owned Canadian subsidiary of Weyerhaeuser, that are exchangeable for a like number of Common Shares of Weyerhaeuser (see “Description of Common Shares — Exchangeable Shares”), (d) no Preferred Shares, and (e) no Preference Shares other than one share of a series of Preference Shares designated as the Special Voting Shares. See “Description of Preference Shares — Special Voting Shares” below.

Anti-Takeover Effect of Charter and Bylaw Provisions and Washington Law.

      Our Restated Articles of Incorporation and bylaws and Washington law contain provisions that could delay, deter or prevent a change in control of Weyerhaeuser. These provisions include:

•	the classification of our Board of Directors into three classes serving staggered three-year terms, so that no more than approximately one-third of our directors can be replaced at any annual meeting;

•	the ability of our Board of Directors, without shareholder approval, to cause the issuance of Preferred Shares and Preference Shares with certain rights and privileges established by the Board of Directors,

•	a provision requiring the affirmative vote of the holders of at least 80% of the votes entitled to be cast generally in the election of our directors to approve certain business combinations or other specified transactions involving Weyerhaeuser from and after the time that Weyerhaeuser is made aware of any “interested shareholder” (defined, in general, to include a person owning 10% or more of the votes entitled to be cast by the holders of all outstanding shares of our voting stock), and so long as there continues to be an interested shareholder, unless that transaction is approved by a majority of our “continuing directors” (as defined);

•	a provision specifying that the exact number of our directors shall be fixed by resolution of our board of directors and that any vacancy in our board of directors and any newly created directorship resulting from an increase in the number of directors shall be filled solely by the remaining directors;

•	certain advance notice provisions in order for shareholder proposals to be brought before an annual meeting of shareholders; and

•	provisions requiring a super-majority vote for our shareholders to amend or repeal certain of the anti-takeover provisions in our charter and by-laws.

      In addition, Washington law provides that if a person or persons (an “acquiring person”) beneficially acquires ten percent or more of the outstanding voting shares of a target corporation residing in the State of Washington, such as Weyerhaeuser, the target corporation may not enter into a “significant business transaction” as defined, for a period of five years following the acquisition of such shares by such acquiring person unless the acquisition of such shares or the “significant business transaction” is approved prior to the acquisition of such shares by such acquiring person by a majority of the members of the board of directors of the target corporation.

      These provisions of Washington law and of our restated Articles of Incorporation and bylaws may discourage transactions that otherwise could provide for the payment of a premium over prevailing market prices for our capital stock and also could limit the price investors are willing to pay for shares of our capital stock.

      The foregoing description of some of the anti-takeover provisions of our Restated Articles of Incorporation and bylaws and of Washington law does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of our Restated Articles of Incorporation and bylaws, which have been filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and the provisions of applicable Washington law. You may obtain copies of our Restated Articles of Incorporation and bylaws as described under “Available Information” in this prospectus.

DESCRIPTION OF PREFERRED SHARES

      The following is a description of certain general terms and provisions of our Preferred Shares. This description does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of our Restated Articles of Incorporation and the articles of amendment of such Restated Articles of Incorporation relating to the applicable series of Preferred Shares (the “Articles of Amendment”), which have been or will be filed or incorporated by references as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents incorporated or deemed to be incorporated by reference in this prospectus at or prior to time issuance of such series of Preferred Shares. You may obtain copies of those exhibits as described under “Available Information” in this prospectus.

      The following description provides some general terms and provisions of the Preferred Shares to which any prospectus supplement may relate. Other specific terms of such Preferred Shares will be described in the applicable prospectus supplement. To the extent that any particular terms of the Preferred Shares described in the prospectus supplement differ from any of the terms described in this prospectus, then those particular terms described in this prospectus will be deemed to have been superseded by the terms described in that prospectus supplement.

General

      Our Restated Articles of Incorporation authorizes the issuance of 7,000,000 Preferred Shares having a par value of $1.00 per share. Our Board of Directors has the authority, without action by our shareholders, to approve the issuance of Preferred Shares from time to time in one or more series. Our Restated Articles of Incorporation provide that all Preferred Shares will be identical, except as to the following rights and preferences which may be established by our Board of Directors:

•	voting rights,

•	dividend rate,

•	terms and conditions of redemption,

•	the amount payable in the event of voluntary or involuntary liquidation, provided that the aggregate amount so payable with respect to all series of Preferred Shares may not exceed $350 million in the aggregate,

•	sinking fund provisions, and

•	terms and conditions of conversion.

      Our Board of Directors, without shareholder approval, could authorize the issuance of Preferred Shares with voting, conversion and other rights that could adversely affect the voting power and other rights of holders of Common Shares, Preference Shares or other series of Preferred Shares or that could have the effect of delaying, deferring or preventing a change in control of Weyerhaeuser. All Preferred Shares will rank senior to Common Shares with respect to accrued dividends and assets available upon our liquidation. Unless otherwise specified in the applicable prospectus supplement, all Preferred Shares will rank pari passu with Preference Shares with respect to accrued dividends, and senior to Preference Shares with respect to assets available upon our liquidation. There are currently no Preferred Shares outstanding.

      Reference is made to the prospectus supplement for the following terms of and information relating to the Preferred Shares of any series (to the extent such terms are applicable to such Preferred Shares):

(i) the specific designation and number of shares of such series;

(ii) any liquidation preference per share;

(iii) any date of maturity;

(iv) any redemption, payment or sinking fund provisions;

(v) any dividend rate or rates and the dates on which any such dividends will be payable (or the method by which such rate or dates will be determined);

(vi) any voting rights;

(vii) the currency or units based on or relating to currencies in which such Preferred Shares are denominated and/or payment will or may be payable;

(viii) the methods by which amounts payable in respect of such Preferred Shares may be calculated and any commodities, currencies or indices, or value, rate or price, relevant to such calculation;

(ix) the place or places where dividends and other payments on such Preferred Shares will be payable; and

(x) any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

      The holders of Preferred Shares will have no preemptive rights. If specified in the applicable prospectus supplement, the Preferred Shares of any series offered thereby may be convertible into or exchangeable for other securities of Weyerhaeuser. Preferred Shares offered by a prospectus supplement, upon issuance against full payment of the purchase price therefor, will be fully paid and nonassessable. All Preferred Shares shall be of equal rank with each other with respect to the payment of dividends and the distribution of assets upon our liquidation, regardless of series.

Dividends

      Holders of Preferred Shares of each series will be entitled to receive, when, as and if declared by our Board of Directors out of funds legally available therefor, cumulative dividends at the rate, if any, determined by our Board of Directors for such series, and no more. Dividends, if any, on the Preferred Shares of any series shall accrue on a daily basis from such date as may be fixed by our Board of Directors for any series. Unless dividends at the rate, if any, prescribed for each series of Preferred Shares shall have been declared and paid or set apart for payment in full on all outstanding Preferred Shares for all past dividend periods and the current dividend period, no dividends shall be declared or paid upon any Common Shares or other class of shares ranking as to dividends subordinate to the Preferred Shares, and no sum or sums shall be set aside for the redemption of Preferred Shares of any series (including any sinking fund payment therefor) or for the purchase, redemption (including any sinking fund payment therefor) or other acquisition for value of any class or series of shares ranking as to dividends or assets on a parity with or subordinate to any such series of Preferred Shares. Accrued and unpaid dividends on the Preferred Shares will not bear interest.

Liquidation

      In the event of voluntary or involuntary liquidation of Weyerhaeuser, before any distribution of assets shall be made to the holders of any Common Shares or other class of shares ranking as to assets subordinate to the Preferred Shares, the holders of the Preferred Shares of each series shall be entitled to receive out of the assets of Weyerhaeuser available for distribution to its shareholders the sum of the liquidation preference for such series and an amount equal to all accrued and unpaid dividends, if any, thereon. If, in the event of such liquidation, the assets of Weyerhaeuser available for distribution to its shareholders shall be insufficient to permit full payment to the holders of the Preferred Shares of each series of the respective amounts to which they are entitled upon such liquidation, then those assets will be distributed ratably among such holders in proportion to such respective amounts. After payment in full of the respective amounts to which the holders of Preferred Shares are entitled upon such liquidation, the holders of Preferred Shares will not be entitled to any further participation in any distribution of assets by Weyerhaeuser. Neither the consolidation nor merger of Weyerhaeuser with or into any other corporation or corporations, the sale or lease of all or substantially all of the assets of Weyerhaeuser, nor the merger or consolidation of any other corporation into and with Weyerhaeuser, shall be deemed to be a voluntary or involuntary liquidation.

Voting

      The Preferred Shares of a series will not be entitled to vote, except as provided below or in the applicable prospectus supplement and as required by applicable law. Unless otherwise indicated in the prospectus supplement relating to a series of Preferred Shares, each series of Preferred Shares will be entitled to one vote (not as a class) on each matter submitted to a vote at a meeting of shareholders. Notwithstanding the foregoing, so long as any Preferred Shares are outstanding, we may not, without the affirmative vote of the holders of at least two-thirds of the outstanding Preferred Shares, amend our Restated Articles of Incorporation for the purpose of, or take any other action to,

•	increase the aggregate number of Preferred Shares or shares of any other class ranking as to dividends or assets on a parity with or prior to the Preferred Shares,

•	change the designations, preferences, limitations, voting or other relative rights of the Preferred Shares or of any outstanding series of Preferred Shares,

•	effect an exchange, reclassification or cancellation of all or part of the Preferred Shares,

•	change the Preferred Shares into the same or different number of shares, with or without par value of the same or any other class, or

•	cancel or otherwise affect dividends on the Preferred Shares of any series which have accrued but have not been declared.

      Whenever dividends on the Preferred Shares shall be in arrears in an aggregate amount equal to at least six quarterly dividends thereon, whether or not consecutive, then the holders of Preferred Shares, voting as a class, exclusively shall be entitled to elect two additional directors to our Board of Directors beyond the number specified in the bylaws to be elected by all shareholders and beyond the number that may be elected by the holders of the Preference Shares.

      At any time when the holders of the Preferred Shares shall become entitled to elect additional directors as provided in the preceding paragraph, the maximum number of members of our board of directors shall be automatically increased by two directors and the vacancies so created shall be filled only by the vote of holders of Preferred Shares. Those voting rights may be exercised initially either at a special meeting of the holders of the Preferred Shares or at any annual meeting of shareholders held for the purpose of electing directors, and thereafter at such annual meetings. If the office of any directors elected pursuant to the special voting rights of the Preferred Shares becomes vacant, the remaining director elected pursuant to the special voting rights of Preferred Shares shall choose the successor, who shall hold office for the unexpired term of the predecessor. The special voting rights of Preferred Shares shall continue until all arrears in payment of quarterly dividends on the Preferred Shares shall have been paid and dividends on Preferred Shares for the then current quarter shall have declared and paid or set apart for payment. Upon any termination of the special voting rights of the Preferred Shares, the term of office of the directors elected by the Preferred Shares shall terminate immediately and the maximum authorized number of members of our Board of Directors shall automatically be reduced accordingly.

Transfer Agent and Registrar

      The Transfer Agent and Registrar for any series of Preferred Shares will be specified in the applicable prospectus supplement.

DESCRIPTION OF PREFERENCE SHARES

      The following is a description of certain general terms and provisions of our Preference Shares. This description does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of our Restated Articles of Incorporation and the articles of amendment of such Restated Articles of Incorporation relating to the applicable series of Preference Shares (the “Articles of Amendment”), which have been or will be filed or incorporated by references as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents incorporated or deemed to be incorporated by reference in this prospectus at or prior to time issuance of such series of Preference Shares. You may obtain copies of those exhibits as described under “Available Information” in this prospectus.

      The following description provides some general terms and provisions of the Preference Shares to which any prospectus supplement may relate. Other specific terms of such Preference Shares will be described in the applicable prospectus supplement. To the extent that any particular terms of the Preference Shares described in the prospectus supplement differ from any of the terms described in this prospectus, then those particular terms described in this prospectus will be deemed to have been superseded by the terms described in that prospectus supplement.

General

      Our Restated Articles of Incorporation authorizes the issuance of 40,000,000 Preference Shares having a par value of $1.00 per share. Our Board of Directors has the authority, without action by our shareholders, to approve the issuance of Preference Shares from time to time in one or more series. Our Restated Articles of Incorporation provide that all Preference Shares will be identical, except as to the following rights and preferences which may be established by our Board of Directors:

•	voting rights,

•	dividend rate,

•	terms and conditions of redemption,

•	the amount payable in the event of voluntary or involuntary liquidation,

•	sinking fund provisions, and

•	terms and conditions of conversion.

      Our Board of Directors, without shareholder approval, could authorize the issuance of Preference Shares with voting, conversion and other rights that could adversely affect the voting power and other rights of holders of Common Shares, Preferred Shares or other series of Preference Shares or that could have the effect of delaying, deferring or preventing a change in control of Weyerhaeuser. All Preference Shares will rank senior to Common Shares with respect to accrued dividends and assets available upon our liquidation. Unless otherwise specified in the applicable prospectus supplement, all Preference Shares will rank pari passu with Preferred Shares with respect to accrued dividends, and subordinate to Preferred Shares with respect to assets available upon our liquidation. Our Board of Directors has created a series of Preference Shares, designated as the Cumulative Preference Shares, Fourth Series, which are intended to be issuable upon the exercise of rights issued pursuant to a shareholder rights plan, should we establish such a plan. However, there are currently no Preference Shares outstanding other than one Special Voting Share. See “— Special Voting Share” below.

      Reference is made to the prospectus supplement for the following terms of and information relating to the Preference Shares of any series (to the extent such terms are applicable to such Preference Shares):

(i) the specific designation and number of shares of such series;

(ii) any liquidation preference per share;

(iii) any date of maturity;

(iv) any redemption, payment or sinking fund provisions;

(v) any dividend rate or rates and the dates on which any such dividends will be payable (or the method by which such rate or dates will be determined);

(vi) any voting rights;

(vii) the currency or units based on or relating to currencies in which such Preference Shares are denominated and/or payment will or may be payable;

(viii) the methods by which amounts payable in respect of such Preference Shares may be calculated and any commodities, currencies or indices, or value, rate or price, relevant to such calculation;

(ix) the place or places where dividends and other payments on such Preference Shares will be payable; and

(x) any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

      The holders of Preference Shares will have no preemptive rights. If specified in the applicable prospectus supplement, the Preference Shares of any series offered thereby may be convertible into or exchangeable for other securities of Weyerhaeuser. Preference Shares offered by a prospectus supplement, upon issuance against full payment of the purchase price therefor, will be fully paid and nonassessable. All Preference Shares shall be of equal rank with each other with respect to the payment of dividends and the distribution of assets upon our liquidation, regardless of series.

Dividends

      Holders of Preference Shares of each series will be entitled to receive, when, as and if declared by our Board of Directors out of funds legally available therefor, cumulative dividends at the rate, if any, determined by our Board of Directors for such series, and no more. Dividends, if any, on the Preference Shares of any series shall accrue on a daily basis from such date as may be fixed by our Board of Directors for any series. Unless dividends at the rate, if any, prescribed for each series of Preference Shares shall have been declared and paid or set apart for payment in full on all outstanding Preference Shares for all past dividend periods and the current dividend period, no dividends shall be declared or paid upon any Common Shares or other class of shares ranking as to dividends subordinate to the Preference Shares, and no sum or sums shall be set aside for the redemption of Preference Shares of any series (including any sinking fund payment therefor) or for the purchase, redemption (including any sinking fund payment therefor) or other acquisition for value of any class or series of shares ranking as to dividends or assets on a parity with or subordinate to any such series of Preference Shares. Accrued and unpaid dividends on the Preference Shares will not bear interest.

Liquidation

      In the event of voluntary or involuntary liquidation of Weyerhaeuser, before any distribution of assets shall be made to the holders of any Common Shares or other class of shares ranking as to assets subordinate to the Preference Shares, the holders of the Preference Shares of each series shall be entitled to receive out of the assets of Weyerhaeuser available for distribution to its shareholders the sum of the liquidation preference for such series and an amount equal to all accrued and unpaid dividends, if any, thereon, but the holders of the Preference Shares will not be entitled to receive the liquidation amount of such shares until the liquidation amount of all Preferred Shares at the time outstanding shall have been paid in full. If, in the event of such liquidation and after full payment of preferential amounts to which the holders of any outstanding Preferred Shares are entitled, the assets of Weyerhaeuser available for distribution to its shareholders shall be insufficient to permit full payment to the holders of Preference Shares of each series of the respective amounts to which they are entitled upon such liquidation, then those assets shall be distributed ratably among such holders in proportion to such respective amounts. After payment in full of the respective amounts to which the holders of the Preference Shares are entitled upon such liquidation, the holders of such Preference Shares shall not be entitled to any further participation in any distribution of assets by Weyerhaeuser. Neither the consolidation nor merger of Weyerhaeuser with or into any other corporation or corporations, the sale or lease of all or substantially all of the assets of Weyerhaeuser, nor the merger or consolidation of any other corporation into and with Weyerhaeuser, shall be deemed to be a voluntary or involuntary liquidation.

Voting

      The Preference Shares of a series will not be entitled to vote, except as provided below under the caption “Description of Common Shares — Exchangeable Shares” or in the applicable prospectus supplement and as required by applicable law. Notwithstanding the foregoing, so long as any Preference Shares are outstanding, we may not, without the affirmative vote of the holders of at least two-thirds of the outstanding Preference Shares, amend our Restated Articles of Incorporation for the purpose of, or take any other action to,

•	increase the aggregate number of Preferred Shares or Preference Shares or shares of any other class ranking as to dividends or assets on a parity with or prior to the Preference Shares,

•	change the designations, preferences, limitations, voting or other relevant rights of the Preference Shares or of any outstanding series of Preference Shares,

•	effect an exchange, reclassification or cancellation of all or part of the Preference Shares,

•	change the Preference Shares into the same or different number of shares, with or without par value, of the same or any other class, or

•	cancel or otherwise affect dividends on the Preference Shares of any series which have accrued but have not been declared

      Whenever dividends on the Preference Shares shall be in arrears in an aggregate amount equal to at least six quarterly dividends thereon, whether or not consecutive, then the holders of Preference Shares, voting as a class, shall be exclusively entitled to elect two additional directors to our Board of Directors beyond the number specified in the bylaws to be elected by all shareholders and beyond the number that may be elected by the holders of the Preferred Shares.

      At any time when the holders of the Preference Shares shall become entitled to elect additional directors as provided in the preceding paragraph, the maximum number of members of our board of directors shall be automatically increased by two directors and the vacancies so created shall be filled only by the vote of holders of Preference Shares. Those voting rights may be exercised initially either at a special meeting of the holders of the Preference Shares or at any annual meeting of shareholders held for the purpose of electing directors, and thereafter at such annual meetings. If the office of any directors elected pursuant to the special voting rights of the Preference Shares becomes vacant, the remaining director elected pursuant to the special voting rights of Preference Shares shall choose the successor, who shall hold office for the unexpired term of the predecessor. The special voting rights of Preference Shares shall continue until all arrears in payment of quarterly dividends on the Preference Shares shall have been paid and dividends on Preference Shares for the then current quarter shall have declared and paid or set apart for payment. Upon any termination of the special voting rights of the Preference Shares, the term of office of the directors elected by the Preference Shares shall terminate immediately and the maximum authorized number of members of our Board of Directors shall automatically be reduced accordingly.

Transfer Agent and Registrar

      The Transfer Agent and Registrar for any series of Preference Shares will be specified in the applicable prospectus supplement.

Special Voting Share

      Our Board of Directors has designated a series of Preference Shares as “Special Voting Shares.” That series currently consists of one Special Voting Share. See “Description of Common Stock — Exchangeable Shares” for a summary of some of the terms of the Special Voting Share.

DESCRIPTION OF DEPOSITARY SHARES

      Weyerhaeuser may offer depositary shares (“Depositary Shares”) representing fractional interests in the Preferred Shares or Preference Shares of any series. In connection with the issuance of any Depositary Shares, Weyerhaeuser will enter into a deposit agreement (“Deposit Agreement”) with a bank or trust company, as depositary (with respect to such Deposit Agreement, the “Depositary”), which will be named in the applicable prospectus supplement. Depositary Shares will be evidenced by depositary receipts (“Depositary Receipts”) issued pursuant to the related Deposit Agreement.

      We have summarized selected provisions of the Deposit Agreement, the Depositary Shares and Depositary Receipts relating to any series Preferred Shares or Preference Shares, as the case may be, below. This summary is not complete and is subject to, and qualified in its entirety by reference to, the provisions of such Deposit Agreement and the related Depositary Receipts. Forms of the Deposit Agreement and the Depositary Receipts have been or will be filed or incorporated by references as exhibits to registration statement of which this prospectus is part or as exhibits to documents incorporated or deemed to be incorporated by reference in this prospectus. You may obtain copies of those exhibits as described under “Available Information” in this prospectus.

      The following summary provides some general terms of the Deposit Agreement, Depositary Shares and Depositary Receipt to which any prospectus supplement may relate. Other specific terms of such Deposit Agreement, Depositary Shares and Depositary Receipts will be described in the applicable prospectus supplement. To the extent that any particular terms of the Deposit Agreement, Depositary Shares or Depositary Receipts described in the prospectus supplement differ from any of the terms described in this prospectus, then those particular terms described in this prospectus will deemed to have been superseded by the terms described in that prospectus supplement.

General

      We may, at our option, elect to offer fractional shares of Preferred Shares or Preference Shares, rather than full shares of Preferred Shares or Preference Shares. In the event such option is exercised, we will cause the applicable Depositary to issue Depositary Receipts evidencing the related Depositary Shares, each of which will represent a fractional interest (to be set forth in the applicable prospectus supplement) of a share of a particular series of Preferred Shares or Preference Shares as described below.

      The shares of any series of Preferred Shares or Preference Shares represented by Depositary Shares will be deposited under a separate Deposit Agreement between Weyerhaeuser and the applicable Depositary, which shall be a bank or trust company selected by us having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the Deposit Agreement, each holder of a Depositary Receipt will be entitled, in proportion to the applicable fraction of a share of Preferred Shares or Preference Shares represented by the related Depositary Share, to all the rights and preferences of the Preferred Shares or Preference Shares represented thereby (including, if applicable and subject to the matters discussed below, dividend, voting, redemption, conversion and liquidation rights).

      Depositary Shares may be issued in respect of Preferred Shares or Preference Shares of any series. Immediately following the issuance of such Preferred Shares or Preference Shares, Weyerhaeuser will deposit such Preferred Shares or Preference Shares, as the case may be, with the relevant Depositary and will cause the Depositary to issue, on behalf of Weyerhaeuser, the related Depositary Receipts.

      Reference is made to the applicable prospectus supplement relating to the Depositary Shares offered thereby for their specific terms, including, where applicable:

•	the terms of the series of Preferred Shares or Preference Shares deposited by Weyerhaeuser under the related Deposit Agreement, the number of such Depositary Shares and the fraction of one share of such Preferred Shares or Preference Shares represented by one such Depositary Share,

•	whether such Depositary Shares will be listed on any securities exchange, and

•	any other specific terms of such Depositary Shares and the related Deposit Agreement.

      Depositary Receipts may be surrendered for transfer or exchange at any office or agency of the relevant Depositary maintained for that purpose, subject to the terms of the related Deposit Agreement. Unless otherwise specified in the applicable prospectus supplement, Depositary Receipts will be issued in denominations evidencing any whole number of Depositary Shares. No service charge will be made for any permitted transfer or exchange of Depositary Receipts, but Weyerhaeuser or the Depositary may require payment of any tax or other governmental charge payable in connection therewith.

      Pending the preparation of definitive Depositary Receipts, the Depositary may, upon the written order of Weyerhaeuser, execute and deliver temporary Depositary Receipts which are substantially identical to, and entitle the holders thereof to all the rights pertaining to, the definitive Depositary Receipts. Depositary Receipts will be prepared thereafter without unreasonable delay, and temporary Depositary Receipts will be exchangeable for definitive Depositary Receipts at our expense.

Dividends and other Distributions

      The Depositary will distribute all cash dividends or other cash distributions received in respect of the deposited Preferred Shares or Preference Shares to the record holders of Depositary Receipts relating to such Preferred Shares or Preference Shares in proportion, insofar as possible, to the numbers of such Depositary Shares owned by such holders on the relevant record date. The Depositary will distribute only such amount, however, as can be distributed without distributing to any holder of Depositary Receipts a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum, if any, received by the Depositary for distribution to record holders of those Depositary Receipts.

      In the event of a distribution other than in cash, the Depositary will distribute property received by it to the record holders of Depositary Receipts entitled thereto in proportion, insofar as possible, to the number of Depositary Shares owned by such holders on the relevant record date. If, however, the Depositary determines that it is not feasible to make such distribution, it may, with our approval, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (public or private) of such property and the distribution of the net proceeds from such sale to such holders.

      The Deposit Agreement may also contain provisions relating to the manner in which any subscription or similar rights offering offered by Weyerhaeuser to holders of the related series of Preferred Shares or Preference Shares will be made available to holders of Depositary Receipts.

      The amount distributed in any of the foregoing cases will be reduced by any amount required to be withheld by Weyerhaeuser or the Depositary on account of taxes.

Redemption and Repurchase of Preferred Shares or Preference Shares

      If a series of Preferred Shares or Preference Shares represented by Depositary Shares is redeemable and is to be redeemed, the Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of such series of Preferred Shares or Preference Shares held by the Depositary. The Depositary Shares will be redeemed by the Depositary at a price per Depositary Share equal to the applicable fraction of the redemption price and any other amounts or property per share payable with respect to the shares of Preferred Shares or Preference Shares so redeemed. Whenever we redeem shares of Preferred Shares or Preference Shares held by the Depositary, the Depositary will redeem as of the same date the number of Depositary Shares representing the shares of Preferred Shares or Preference Shares so redeemed, provided that Weyerhaeuser has paid in full to the Depositary the redemption price of the Preferred Shares or Preference Shares to be redeemed plus any other amounts or property payable with respect to the shares to be so redeemed. If fewer than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by the Depositary by lot or pro rata or by any other equitable method as may be determined by the Depositary. If the Depositary Shares evidenced by a Depositary Receipt are to be redeemed in part only, a new Depositary Receipt will be issued for any Depositary Shares not so redeemed.

      After the date fixed for redemption, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the related Depositary Receipts with respect to the Depositary Shares so called for redemption will cease, except the right to receive any monies or other property payable upon redemption upon surrender of such Depositary Receipts to the Depositary.

      Depositary Shares, as such, are not subject to repurchase by us at the option of the holders. Nevertheless, if the Preferred Shares or Preference Shares represented by Depositary Shares are subject to repurchase at the option of the holders, the related Depositary Receipts may be surrendered by the holders thereof to the Depositary with written instructions to the Depositary to instruct us to repurchase the Preferred Shares or Preference Shares represented by the Depositary Shares evidenced by such Depositary Receipts at the applicable repurchase price specified in the related prospectus supplement. Upon receipt of such instructions and subject to our having funds legally available therefor, we will repurchase the requisite whole number of shares of such Preferred Shares or Preference Shares from the Depositary, who in turn will repurchase such Depositary Receipts. Notwithstanding the foregoing, holders shall only be entitled to request the repurchase of Depositary Shares representing one or more whole shares of the related Preferred Shares or Preference Shares. The repurchase price per Depositary Share will be equal to the repurchase price and any other amounts or property per share payable with respect to the Preferred Shares or Preference Shares multiplied by the fraction of a share of Preferred Share or Preference Share represented by one Depositary Share. If the Depositary Shares evidenced by a Depositary Receipt are to be repurchased in part only, one or more new Depositary Receipts will be issued for any Depositary Shares not to be repurchased.

Withdrawal of Preferred Shares or Preference Shares

      Any holder of Depositary Receipts may, upon surrender of the Depositary Receipts at the applicable office or agency of the Depositary (unless the related Depositary Shares have previously been called for redemption), receive the number of whole shares of the related series of Preferred Shares or Preference Shares and any money or other property represented by such Depositary Receipts. Holders of Depositary Receipts making such withdrawals will be entitled to receive whole shares of Preferred Shares or Preference Shares on the basis set forth in the related prospectus supplement, but holders of such whole shares of Preferred Shares or Preference Shares will not thereafter be entitled to deposit such Preferred Shares or Preference Shares under the Deposit Agreement or to receive Depositary Receipts therefor. If the Depositary Receipts surrendered by the holder in connection with such withdrawal evidence a number of Depositary Shares in excess of the number of whole shares of Preferred Shares or Preference Shares to be withdrawn, the Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares.

Voting Deposited Preferred Shares and Preference Shares

      Upon receipt of notice of any meeting at which the holders of any series of deposited Preferred Shares or Preference Shares are entitled to vote, the applicable Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Receipts relating to such series of Preferred Shares or Preference Shares. Each record holder of such Depositary Receipts on the record date (which will be the same date as the record date for the relevant series of Preferred Shares or Preference Shares) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of the Preferred Shares or Preference Shares represented by such Depositary Shares. The Depositary will endeavor, insofar as practicable, to vote the number of Preferred Shares or Preference Shares represented by such Depositary Shares in accordance with such instructions, and we will agree to take all reasonable actions that may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting shares of the Preferred Shares or Preference Shares to the extent it does not receive specific instructions from the holders of Depositary Receipts evidencing the Depositary Shares representing such Preferred Shares or Preference Shares.

Conversion and Exchange of Preferred Shares or Preference Shares

      If the Preferred Shares or Preference Shares represented by Depositary Shares are exchangeable at our option for other Securities, then, whenever we exercise our option to exchange all or a portion of such Preferred Shares or Preference Shares held by the Depositary, the Depositary will exchange as of the same date a number of such Depositary Shares representing such Preferred Shares or Preference Shares so exchanged, provided we shall have issued and deposited with the Depositary the Securities for which such Preferred Shares or Preference Shares are to be exchanged. The exchange rate per Depositary Share shall be equal to the exchange rate per Preferred Share or Preference Share multiplied by the fraction of a Preferred Share or Preference Share represented by one Depositary Share. If less than all of the Depositary Shares are to be exchanged, the Depositary Shares to be exchanged will be selected by the Depositary by lot or pro rata or other equitable method, in each case as may be determined by us. If the Depositary Shares evidenced by a Depositary Receipt are to be exchanged in part only, a new Depositary Receipt or Receipts will be issued for any Depositary Shares not to be exchanged.

      Depositary Shares, as such, are not convertible or exchangeable at the option of the holders into other Securities or property. Nevertheless, if the Preferred Shares or Preference Shares represented by Depositary Shares are convertible into or exchangeable for other Securities at the option of the holders, the related Depositary Receipts may be surrendered by holders thereof to the Depositary with written instructions to the Depositary to instruct us to cause conversion or exchange, as the case may be, of the Preferred Shares or Preference Shares represented by the Depositary Shares evidenced by such Depositary Receipts into such number or amount of other Securities, in authorized denominations, as specified in the related prospectus supplement. We, upon receipt of such instructions and any amounts payable in respect thereof, will cause the conversion or exchange, as the case may be, and will deliver to the holders such number or amount of other Securities, in authorized denominations (and cash in lieu of any fractional Security). The exchange or conversion rate per Depositary Share shall be equal to the exchange or conversion rate per Preferred Share or Preference Share multiplied by the fraction of a Preferred Share or Preference Share represented by one Depositary Share. If the Depositary Shares evidenced by a Depositary Receipt are to be converted or exchanged in part only, a new Depositary Receipt or Receipts will be issued for any Depositary Shares not to be converted or exchanged.

Amendment and Termination of Deposit Agreement

      The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between Weyerhaeuser and the Depositary. However, any amendment which materially and adversely alters the rights of the holders of the Depositary Receipts issued under any Deposit Agreement or the related Depositary Shares will not be effective unless such amendment has been approved by the holders of at least a majority of such Depositary Shares then outstanding (or such greater proportion as may be required by the rules of any securities exchange on which such Depositary Shares may be listed). In no event may any such amendment impair the right of any holder of Depositary Receipts, subject to the conditions specified in the Deposit Agreement, to receive the related Preferred Shares or Preference Shares upon surrender of such Depositary Receipts as described above. Every holder of an outstanding Depositary Receipt at the time any such amendment becomes effective, or any transferee of such holder, shall be deemed, by continuing to hold such Depositary Receipt, or by reason of the acquisition thereof, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.

The Deposit Agreement automatically terminates if

•	all outstanding Depositary Shares issued thereunder have been redeemed or repurchased by Weyerhaeuser; or

•	each share of Preferred Shares and Preference Shares deposited thereunder has been converted into or exchanged for other securities or has been withdrawn, or

•	there has been a final distribution in respect of the Preferred Shares or Preference Shares deposited thereunder in connection with any liquidation, dissolution or winding up of Weyerhaeuser and such distribution has been distributed to the holders of related Depositary Receipts.

Charges of Depositary

      We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay all fees and expenses of the Depositary in connection with the initial deposit of the relevant series of Preferred Shares or Preference Shares or arising in connection with the performance of its duties under the Deposit Agreement. Holders of Depositary Receipts will pay all other transfer and other taxes and governmental charges and such other charges or expenses as are expressly provided in the Deposit Agreement to be for their accounts.

Resignation and Removal of Depositary

      The Depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the Depositary, any such resignation or removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment. Such successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

      The Depositary will forward to the holders of the applicable Depositary Receipts all reports and communications from us which are delivered to the Depositary with respect to the deposited Preferred Shares or Preference Shares.

      Neither the Depositary nor Weyerhaeuser will be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the Deposit Agreement. The obligations of Weyerhaeuser and the Depositary under the Deposit Agreement will be limited to performance of their duties thereunder in good faith and without gross negligence and willful misconduct and they will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary

Shares, Depositary Receipts or shares of Preferred Shares or Preference Shares unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, or upon information provided by holders of Depositary Receipts or other person believed to be competent and on documents believed to be genuine.

DESCRIPTION OF COMMON SHARES

      The following is a description of certain general terms and provisions of our Common Shares and our Special Voting Share, the Exchangeable Shares, as defined below, of one of our subsidiaries and the Voting and Exchange Trust Agreement referred to below. The following summary is not complete and is subject to, and is qualified in its entirety by reference to, the provisions of our Restated Articles of Incorporation and bylaws, and Appendix 1 to the MacMillan Bloedel Plan of Arrangement and the Voting and Exchange Trust Agreement, which have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents incorporated or deemed to be incorporated by reference in this prospectus. You may obtain copies of those exhibits as described under “Available Information” in this prospectus.

General

      Common Shares offered by a prospectus supplement will be, when issued against full payment of the purchase price therefor, fully paid and nonassessable. Our Common Shares do not carry any preemptive rights enabling a holder to subscribe for or receive any additional securities that we may issue from time to time. The rights of holders of Common Shares may be adversely affected by the rights of holders of any Preferred Shares and any Preference Shares that may be issued and outstanding from time to time. Our Board of Directors, without shareholder approval, could authorize the issuance of Preferred Shares and Preference Shares with voting, conversion and other rights that could adversely affect the voting power and other rights of holders of Common Shares and that could have the effect of delaying, deferring or preventing a change in control of Weyerhaeuser. Our Board of Directors, without shareholder approval, also could authorize the issuance of additional Common Shares from time to time. No conversion rights, redemption rights or sinking fund provisions are applicable to our Common Shares.

Dividends

      The holders of our Common Shares are entitled to receive such dividends as may be declared by our Board of Directors out of funds legally available for distribution and remaining after full cumulative dividends upon all Preferred Shares and Preference Shares then outstanding have been paid or set apart for payment for all past dividend periods and the then current dividend period.

Liquidation Rights

      Upon any voluntary or involuntary liquidation of Weyerhaeuser, the holders of our Common Shares will be entitled to receive ratably, after payment of or provision for all of our debts and liabilities and of all sums to which holders of any Preferred Shares or Preference Shares may be entitled, all of the remaining assets of Weyerhaeuser. There is currently one Special Voting Share outstanding, which is a series of our Preference Shares. Although the Special Voting Share ranks senior to our Common Shares, the holder of the Special Voting Share is not entitled to receive dividends and the liquidation preference of the Special Voting Share is $1.00.

Voting Rights

      The holders of Common Shares and the holder of the outstanding Special Voting Share currently possess exclusive voting rights on all matters submitted to our shareholders. Our Restated Articles of Incorporation provide that except as otherwise provided therein or by applicable law, the holders of our Common Shares and the holder of our Special Voting Share shall vote together as one class for the election of our directors and on all other matters submitted to a vote of our shareholders. See

“— Exchangeable Shares” below. Our Board of Directors may also specify voting rights with respect to any Preferred Shares or Preference Shares that may be issued in the future. Each holder of Common Shares is entitled to one vote per share with respect to all matters. There is no cumulative voting in the election of directors, which means that the holders of shares entitled to cast a majority of the votes in the election of our directors can elect all of our directors then standing for election. Our Restated Articles of Incorporation provide that our Board of Directors shall consist of not fewer than nine nor more than 13 directors, with the exact number to be fixed from time to time by resolution adopted by our Board of Directors, and that the directors shall be divided into three classes serving staggered terms of three years each, with each class to be as nearly equal in number as possible. The directors of the class elected at each annual election hold office for a term of three years, with the term of each class expiring at successive annual meetings of stockholders.

Exchangeable Shares

      In connection with Weyerhaeuser’s acquisition of MacMillan Bloedel in 1999, Weyerhaeuser Company Limited, a wholly-owned Canadian subsidiary of Weyerhaeuser, issued 13,565,802 exchangeable shares (the “Exchangeable Shares”) to common shareholders of MacMillan Bloedel as part of the purchase price of MacMillan Bloedel. No additional Exchangeable Shares have been issued. As of March 30, 2003, 2,302,513 Exchangeable Shares were outstanding.

      The rights of holders of Exchangeable Shares, including exchange rights, are described in Appendix 1 to Weyerhaeuser’s Plan of Arrangement with MacMillan Bloedel dated June 20, 1999. The Exchangeable Shares are, as nearly as practicable, the economic equivalent of our Common Shares. They have the following rights:

•	the right to exchange Exchangeable Shares for Common Shares on a one-to-one basis,

•	the right to receive dividends, on a per-share basis, in amounts that are the same as, and are payable at the same time as, dividends declared on our Common Shares,

•	the right to vote at all shareholder meetings at which holders of Common Shares are entitled to vote on the basis of one vote per Exchangeable Share, as discussed below, and

•	the right to participate upon a liquidation event on a pro-rata basis with the holders of our Common Shares in the distribution of assets of Weyerhaeuser.

      In connection with the original issuance of the Exchangeable Shares, we issued one Special Voting Share to CIBC Mellon Trust Company for the benefit of the holders of the Exchangeable Shares. The purpose of the Special Voting Share is to enable the holder of each Exchangeable Share to exercise substantially the same voting rights as the holder of one of our Common Shares.

      Under our Restated Articles of Incorporation, the holder of the Special Voting Share is entitled to vote on each matter on which holders of our Common Shares or stockholders generally are entitled to vote, and is entitled to cast on each such matter a number of votes equal to the number of Exchangeable Shares then outstanding (a) that are not owned by Weyerhaeuser or its affiliates and (b) as to which the holder of the Special Voting Share has timely received, as determined pursuant to the Voting and Exchange Trust Agreement referred to below, voting instructions from the holders of such Exchangeable Shares. Except as otherwise provided in our Restated Articles of Incorporation or by applicable law, the holder of the Special Voting Share and the holders of our Common Shares vote together as one class for the election of our directors and on all other matters submitted to a vote or our stockholders.

      The Special Voting Share ranks senior to all Common Shares and junior to any other series of Preferred Shares or Preference Shares. In the event of any liquidation of Weyerhaeuser, the holder of the Special Voting Share will be entitled to receive, prior to any distributions to holders of Common Shares, $1.00 out of the assets of Weyerhaeuser available for distribution to its shareholders. No dividends are payable on the Special Voting Share. The Special Voting Share was issued to a CIBC Mellon Trust Company under a Voting and Exchange Trust Agreement between Weyerhaeuser, Weyerhaeuser Company

Limited and CIBC Mellon Trust Company, as trustee (the “Voting and Exchange Trust Agreement”). The Special Voting Share shall automatically be redeemed when no Exchangeable Shares are outstanding for a redemption price of $1.00. During the term of the Voting and Exchange Trust Agreement, we may not, without the consent of the holders of the Exchangeable Shares, issue any additional Special Voting Shares.

      The Exchangeable Shares, may be redeemed on the earlier to occur of:

•	December 31, 2007,

•	a merger, amalgamation, tender offer, material sale of shares or rights or interests in Weyerhaeuser or similar transactions involving Weyerhaeuser or any proposal for a change of control of Weyerhaeuser,

•	approval by the holders of Exchangeable Shares of a proposal to change any right, privilege or restriction or condition of the Exchangeable Shares and it is not feasible to accomplish such proposal’s business purpose, or

•	when there are 1,000,000 or fewer Exchangeable Shares outstanding not owned by Weyerhaeuser or its affiliates.

DESCRIPTION OF WARRANTS

      We may issue Warrants, including Warrants to purchase Debt Securities (“Debt Warrants”), as well as Warrants to purchase other Securities. Warrants may be issued independently or together with any Securities and may be attached to or separate from such Securities. The Warrants are to be issued under warrant agreements (each a “Warrant Agreement”) to be entered into between Weyerhaeuser and a bank or trust company, as warrant agent (the “Warrant Agent”), all as shall be set forth in the prospectus supplement relating to Warrants being offered pursuant thereto.

      The following is a description of certain general terms and provisions of the Warrants and the related Warrant Agreement to which any prospectus supplement may relate. This description is not complete and is subject to, and is qualified in its entirety by reference to, the provisions of the applicable Warrant Agreement and the certificates evidencing such Warrants. Forms of the Warrant Agreement and the certificates evidencing the related Warrants have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents incorporated or deemed to be incorporated by reference in this prospectus. You may obtain copies of those exhibits as described under “Available Information” in this prospectus.

      The following description sets forth general terms and provisions of the Warrants and the related Warrant Agreement to which any prospectus supplement may relate. Certain other specific terms of those Warrants and the related Warrant Agreement will be described in the applicable prospectus supplement. To the extent that any terms of the Warrants or the related Warrant Agreement described in a prospectus supplement differ from any of the terms described below, then such terms described below shall be deemed to have been superseded by that prospectus supplement.

Debt Warrants

      The applicable prospectus supplement will describe the terms of Debt Warrants offered thereby, including the following:

(i) the title of such Debt Warrants;

(ii) the aggregate number of such Debt Warrants;

(iii) the price or prices at which such Debt Warrants will be issued;

(iv) the designation, aggregate principal amount and terms of the Debt Securities purchasable upon exercise of such Debt Warrants, and the procedures and conditions relating to the exercise of such Debt Warrants;

(v) if applicable, the aggregate principal amount and terms of any related Debt Securities with which such Debt Warrants are issued, the number of such Debt Warrants issued with each such Debt Security, and the date, if any, on and after which such Debt Warrants and the related Debt Securities will be separately transferable;

(vi) the principal amount of Debt Securities purchasable upon exercise of each Debt Warrant, and the price at which and the currency or currencies, including composite currencies or currency units, in which such principal amount of Debt Securities may be purchased upon such exercise;

(vii) the date on which the right to exercise such Debt Warrants will commence, and the date on which such right will expire;

(viii) the maximum or minimum number, if any, of such Debt Warrants which may be exercised at any time;

(ix) if applicable, a discussion of any material federal income tax considerations; and

(x) any other terms of such Debt Warrants and terms, procedures and limitations relating to the exercise of such Debt Warrants.

Other Warrants

      We may issue Warrants to purchase Securities other than Debt Securities. The applicable prospectus supplement will describe the terms of any such Warrants, including the following:

(i) the title of such Warrants;

(ii) the aggregate number of such Warrants;

(iii) the price or prices at which such Warrants will be issued;

(iv) the type and amount of Securities (which may include Preferred Shares, Preference Shares or Common Shares) purchasable upon exercise of such Warrants and, if applicable, the terms of such Securities, and the procedures and conditions relating to the exercise of such warrants;

(v) if applicable, the designation and terms of the Securities with which such Warrants are issued, the number of such Warrants issued with each such Security, and the date, if any, on and after which such Warrants and the related Securities will be separately transferable;

(vi) the amount of Securities purchasable upon exercise of each such Warrant, and the price at which and the currency or currencies, including composite currencies or currency units, in which such Securities may be purchased upon such exercise;

(vii) the date on which the right to exercise such Warrants will commence, and the date on which such right will expire;

(viii) the maximum or minimum number, if any, of such Warrants which may be exercised at any time;

(ix) if applicable, a discussion of any material federal income tax considerations; and

(x) any other terms of such Warrants and terms, procedures and limitations relating to the exercise of such Warrants.

Exercise of Warrants

      Each Warrant will entitle the holder to purchase such principal amount of Debt Securities or number of other Securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the Warrants offered thereby. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the Warrants offered thereby, unless otherwise specified in that prospectus supplement. After the close of business on the expiration date, unexercised Warrants will become void.

      Warrants may be exercised as set forth in the prospectus supplement relating to the Warrants offered thereby. Upon receipt of payment of the exercise price and the certificate representing the Warrant properly completed and duly executed at the corporate trust office of the Warrant Agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the Securities purchasable upon such exercise. If less than all of the Warrants represented by such certificate are exercised, a new certificate will be issued for the remaining Warrants.

No Rights as Holders of Securities

      Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the Debt Securities or other Securities purchasable upon such exercise and will not be entitled to receive any payments (including, without limitation, any payments of principal, interest, dividends or other distributions, as the case may be) on the Securities purchasable upon such exercise.

Transfer and Exchange

      Warrants may be surrendered for transfer or exchange for new Warrants of authorized denominations at any office or agency of the relevant Warrant Agent maintained for that purpose, subject to the terms of the related Warrant Agreement. No service charge will be made for any permitted transfer or exchange of Warrants, but Weyerhaeuser or the Warrant Agent may require payment of any tax or other governmental charge payable in connection therewith.

Denominations

      Unless otherwise specified in the applicable prospectus supplement, Warrants will be issued in denominations evidencing any whole number of Warrants.

DESCRIPTION OF TRUST PREFERRED SECURITIES

      We have summarized below selected provisions of the Trust Preferred Securities and the related Trust Agreement to which any prospectus supplement may relate. This summary is not complete and is subject to, and qualified in its entirety by reference to, the provisions of such Trust Agreement and the certificates evidencing such Trust Preferred Securities. Forms of the Trust Agreement and the certificates evidencing the Trust Preferred Securities have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents incorporated or deemed to be incorporated by reference in this prospectus. You may obtain copies of those exhibits as described under “Available Information” in this prospectus.

      The following summary provides some general terms of the Trust Preferred Securities and related Trust Agreement to which any prospectus supplement may relate. Other specific terms of such Trust Preferred Securities and Trust Agreement shall be described in the applicable prospectus supplement. To the extent that any particular terms of the Trust Preferred Securities or Trust Agreement described in the prospectus supplement differ from any of the terms described in this prospectus, then those particular terms described in this prospectus will be deemed to have been superseded by the terms described in that prospectus supplement.

General

      The Trust Preferred Securities of each WY Trust will be issued under the Trust Agreement for such WY Trust. The Trust Agreement will be qualified as an indenture under the Trust Indenture Act.

      The Trust Agreement of each WY Trust authorizes the Regular Trustees to issue on behalf of each WY Trust one series of Trust Preferred Securities and one series of Trust Common Securities containing the terms described in the applicable prospectus supplement. The Trust Preferred Securities will be issued to the public pursuant to the registration statement of which this prospectus forms a part, and the Trust Common Securities will be issued directly or indirectly to us. The proceeds from the sale of the Trust Preferred Securities and the Trust Common Securities will be used by each WY Trust to purchase Debt Securities from us in an aggregate principal amount equal to the aggregate liquidation amount of those Trust Preferred Securities and Trust Common Securities. The Debt Securities will be held in trust by the Property Trustee for the holders of the Trust Preferred Securities and Trust Common Securities of such WY Trust.

      All Trust Preferred Securities offered hereby will be guaranteed by Weyerhaeuser to the extent and in the manner described below under “Description of Trust Guarantees,” but only if and to the extent that the related WY Trust holds funds available for the purpose of making a payment on the Trust Preferred Securities and has not made such payment. See “Description of Trust Guarantees.”

      The assets of each WY Trust available for distribution to the holders of such WY Trust’s Trust Preferred Securities will be limited to payments received from us under the corresponding Debt Securities. If we fail to make a payment on the corresponding Debt Securities, the Property Trustee will not have sufficient funds to make related payments, including distributions, on the Trust Preferred Securities.

      The Trust Preferred Securities will have the terms set forth in the applicable Trust Agreement or made part of the Trust Agreement by the Trust Indenture Act or the Delaware Statutory Trust Act. The terms of the Trust Preferred Securities issued by any WY Trust will generally mirror the terms of the Debt Securities held by that WY Trust. Specific terms relating to the Trust Preferred Securities issued by any WY Trust will be described in the applicable prospectus supplement, including:

(i) the designation of such Trust Preferred Securities,

(ii) the number of Trust Preferred Securities issued by such WY Trust,

(iii) the annual distribution rate (or method of determining such rate) for Trust Preferred Securities issued by such WY Trust and the date or dates upon which such distributions shall be payable,

(iv) whether distributions on Trust Preferred Securities issued by such WY Trust shall be cumulative, and, in the case of Trust Preferred Securities having cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on Trust Preferred Securities issued by such WY Trust shall be cumulative,

(v) the amount or amounts which shall be paid out of the assets of such WY Trust to the holders of Trust Preferred Securities of such WY Trust upon voluntary or involuntary dissolution, winding-up or termination of such WY Trust,

(vi) the terms and conditions, if any, under which Trust Preferred Securities of such WY trust may be converted into shares of capital stock of Weyerhaeuser, including the conversion price per share and the circumstances, if any, under which any such conversion right shall expire,

(vii) the right or obligation, if any, of such WY Trust to purchase or redeem its Trust Preferred Securities, including the prices, time periods and other terms and conditions for which the Trust Preferred Securities will be purchased or redeemed, in whole or in part,

(viii) the terms and conditions, if any, upon which the related Debt Securities of Weyerhaeuser may be distributed to holders of Trust Preferred Securities of such WY Trust,

(ix) any securities exchange on which such Trust Preferred Securities are to be listed, and

(x) any other relevant rights, preferences, privileges, limitations or restrictions of Trust Preferred Securities issued by such WY Trust.

      Certain United States Federal income tax considerations applicable to an investment in Trust Preferred Securities will be described in the prospectus supplement relating thereto.

      In connection with the issuance of Trust Preferred Securities, each WY Trust will also issue one series of Trust Common Securities. Each Trust Agreement will authorize the Regular Trustees of a WY Trust to issue on behalf of such WY Trust one series of Trust Common Securities having such terms, including distribution, conversion, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. Except as otherwise provided in the prospectus supplement relating to the Trust Preferred Securities, the terms of the Trust Common Securities issued by such WY Trust will be substantially identical to the terms of the Trust Preferred Securities issued by such WY Trust, and the Trust Common Securities will rank pari passu, and payments will be made thereon pro rata with, the Trust Preferred Securities of such WY Trust, except that, if an event of default under the Trust Agreement of such WY Trust occurs and is continuing, the rights of the holders of the Trust Common Securities of such WY Trust to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Trust Preferred Securities of such WY Trust. Except in certain limited circumstances, the Trust Common Securities will also carry the right to vote and appoint, remove or replace any of the WY Trustees of the related WY Trust. All of the Trust Common Securities of each WY Trust will be directly or indirectly owned by us.

Mandatory Redemption

      If any Debt Securities held by the Property Trustee of any WY Trust are repaid or redeemed in whole or in part, whether at maturity or upon earlier redemption, the Property Trustee will use the proceeds from this repayment or redemption to redeem concurrently Trust Preferred Securities and Trust Common Securities of such WY Trust having an aggregate liquidation amount equal to the aggregate principal amount of the Debt Securities so repaid or redeemed at the applicable redemption price, together with accumulated and unpaid distributions thereon; provided that, except in the case of repayment upon maturity of those Debt Securities, holders of the Trust Preferred Securities and the Trust Common Securities shall be given not less than 30 nor more than 60 days prior written notice of such redemption.

      If less than all of any corresponding Debt Securities are to be repaid or redeemed on a date of repayment or redemption, then the proceeds from the repayment or redemption shall be allocated, pro rata, to the redemption of the related Trust Preferred Securities and Trust Common Securities.

Distribution of Corresponding Debt Securities

      We may at any time terminate any WY Trust and, after satisfaction of the liabilities of creditors of the WY Trust as provided by applicable law, cause the Debt Securities relating to the Trust Preferred Securities and the Trust Common Securities issued by the WY Trust to be distributed to the holders of such Trust Preferred Securities and Trust Common Securities in liquidation of the WY Trust.

Subordination of Trust Common Securities

      Payment of distributions on, and the redemption price of, each WY Trust’s Trust Preferred Securities and Trust Common Securities will be made pro rata based on the liquidation amount of the Trust Preferred Securities and Trust Common Securities. However, if an event of default under the Trust Agreement of any WY Trust shall have occurred and be continuing, no payment may be made on any of that WY Trust’s Trust Common Securities or on account of the redemption, repayment or other acquisition of such Trust Common Securities, unless payment of all unpaid amounts on each of the WY Trust’s outstanding Trust Preferred Securities shall have been made or provided for in full.

      If an event of default under the Trust Agreement of any WY Trust has occurred and is continuing, the Property Trustee will act solely on behalf of the holders of the Trust Preferred Securities of that WY Trust and not on our behalf as the direct or indirect holder of the Trust Common Securities, and only the holders of those Trust Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

Liquidation and Distribution upon Dissolution

      Each Trust Agreement states that each WY Trust shall be dissolved upon the expiration of the term of the WY Trust and shall also be dissolved on the first to occur of:

•	our bankruptcy or dissolution,

•	the distribution to the holders of the Trust Preferred Securities and Trust Common Securities of the Debt Securities held by the applicable Property Trustee in an aggregate principal amount equal to the aggregate liquidation amount of those Trust Preferred Securities and Trust Common Securities,

•	the redemption or conversion of all of the Trust Preferred Securities and Trust Common Securities of such WY Trust, or

•	the entry of a court order for the dissolution of such WY Trust.

      If dissolution of a WY Trust occurs other than in the case of redemption or conversion of all of its outstanding Trust Preferred Securities and Common Securities, then, after such WY Trust satisfies, whether by payment or provision for payment, all amounts owed to its creditors, the holders of the Trust Preferred Securities and Trust Common Securities will be entitled to receive either:

•	Debt Securities in aggregate principal amount equal to the aggregate liquidation amount of such Trust Preferred Securities and Common Securities, or

•	cash equal to the aggregate liquidation amount per Trust Preferred Security and Trust Common Security plus accumulated and unpaid distributions to the date of payment.

Trust Event of Default

      An event of default under the applicable Indenture with respect to the Debt Securities held by the Property Trustee of a WY Trust constitutes an event of default under the Trust Agreement of such WY Trust. For more information on events of default under the Indentures, see “Description of Debt Securities — Events of Default”. Upon the occurrence and continuance of an event of default under the applicable Trust Agreement, either (a) the Property Trustee, as the sole holder of Debt Securities, will have the right under the applicable Indenture to declare the principal of the Debt Securities due and payable, or (b) if the event of default under the applicable Indenture is due to the breach of certain covenants or warranties of Weyerhaeuser applicable to all series of Debt Securities issued under that Indenture or to specified events of bankruptcy, insolvency or reorganization of Weyerhaeuser, the holders of 25% in aggregate principal amount of all Debt Securities then outstanding under such Indenture (including the Debt Securities held by the Property Trustee), treated as one class, will have the right under that Indenture to declare the principal amount of all Debt Securities outstanding under that Indenture (including such Debt Securities held by the Property Trustee) due and payable. Unless otherwise provided in the applicable prospectus supplement, the Trust Agreement of any WY Trust will not provide for any other events of default.

      Subject to certain notice and time requirements, if the Property Trustee fails to enforce its rights under the applicable Debt Securities, any holder of applicable Trust Preferred Securities may, to the extent permitted by applicable law, institute a legal proceeding against us to enforce the Property Trustee’s rights under the Debt Securities and the applicable Indenture without first instituting legal proceedings against the Property Trustee or any other person. In addition, if an event of default under the applicable Trust Agreement is due to our failure to pay interest or principal on the Debt Securities when due, then a registered holder of Trust Preferred Securities may institute a direct action on or after the due date directly against us for enforcement of payment to that holder of the principal of or interest on the Debt Securities having a principal amount equal to the total liquidation amount of that holder’s Trust Preferred Securities. In connection with that direct action, we will remain obligated to pay the principal and interest on those Debt Securities and will be subrogated to the rights of that holder of Trust Preferred Securities under the applicable Trust Agreement to the extent of any payment made by us to that holder of Trust

Preferred Securities in that direct action. The holders of Trust Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Debt Securities.

      Pursuant to the Trust Agreement, the holder of the Trust Common Securities will be deemed to have waived an event of default under the Trust Agreement regarding the Trust Common Securities until all events of default under the Trust Agreement have been cured, waived or otherwise eliminated. Until all events of default under the Trust Agreement have been so cured, waived or otherwise eliminated, the Property Trustee will act solely on behalf of the holders of the Trust Preferred Securities and only the holders of the Trust Preferred Securities will have the right to direct the enforcement actions of the Property Trustee.

Removal of Trustees

      Unless an event of default under a Trust Agreement has occurred and is continuing, only Weyerhaeuser, as the direct or indirect owner of the Trust Common Securities, can remove and replace any WY Trustee at any time. If an event of default under a Trust Agreement has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed or replaced by the holders of at least a majority in liquidation amount of the outstanding Trust Preferred Securities. Weyerhaeuser, as the direct or indirect owner of the Trust Common Securities is the only one that has the right to remove or replace the Regular Trustees. No resignation or removal of any of the WY Trustees and no appointment of a successor WY Trustee shall be effective until the acceptance of appointment by the successor WY Trustee as described in the applicable Trust Agreement.

Mergers, Consolidations, Amalgamations or Replacements of the WY Trusts

      A WY Trust may not merge with or into, consolidate or amalgamate with, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity (a “merger event”), except as described below. A WY Trust may, with the consent of a majority of its Regular Trustees and without the consent of the holders of its Trust Preferred Securities or the other WY Trustees, merge with or into, consolidate or amalgamate with, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to another trust, provided that:

•	the successor entity either

—	expressly assumes all of the obligations of the WY Trust relating to the Trust Preferred Securities and Trust Common Securities, or

—	substitutes for the Trust Preferred Securities and Trust Common Securities other securities with terms substantially similar to the Trust Preferred Securities and Trust Common Securities (“successor securities”) so long as the successor securities have the same rank as the Trust Preferred Securities and Trust Common Securities for distributions and payments upon liquidation, redemption and otherwise,

•	we expressly appoint a trustee of the successor entity who has the same powers and duties as the Property Trustee of the WY Trust as it relates to the Debt Securities held by that WY Trust,

•	the successor securities are listed or will be listed on the same national securities exchange or other organization on which the Trust Preferred Securities were listed,

•	the merger event does not cause the Trust Preferred Securities or successor securities to be downgraded by any national statistical rating organization,

•	the merger event does not adversely affect the rights, preferences and privileges of the holders of the Trust Preferred Securities or Trust Common Securities or successor securities in any material way,

•	the successor entity has a purpose substantially similar to that of the WY Trust,

•	before the merger event, we have received an opinion of counsel from a law firm experienced in such matters stating that

—	the successor entity will be treated as a grantor trust for United States federal income tax purposes,

—	the merger event does not adversely affect the rights of the holders of the Trust Preferred Securities or any successor securities in any material way, and

—	following the merger event, neither Weyerhaeuser nor the successor entity will be required to register as an investment company under the Investment Company Act, and

•	we own directly or indirectly all of the common securities of the successor entity and guarantee the successor entity’s obligations under the successor securities in the same manner provided by the related guarantees of the Trust Preferred Securities and Trust Common Securities.

      In addition, unless all holders of the Trust Preferred Securities and Trust Common Securities of a WY Trust approve otherwise, a WY Trust shall not merge with or into, consolidate or amalgamate with, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any other entity, or permit any other entity to merge with or into, consolidate or amalgamate with, or replace it, if the transaction would cause the WY Trust or the successor entity to be classified other than as a grantor trust for United States federal income tax purposes.

Voting Rights; Amendment of Each Trust Agreement

      The holders of Trust Preferred Securities have no voting rights except as discussed under “— Mergers, Consolidations, Amalgamations or Replacements of the WY Trusts” and “Description of the Trust Guarantees — Amendment,” and as otherwise required by law and the applicable Trust Agreement.

      A Trust Agreement may be amended if approved by a majority of the Regular Trustees of the applicable WY Trust, and, if Trust Preferred Securities are outstanding under such Trust Agreement, with (i) the consent of the holders representing not less than a majority in liquidation amount of the Trust Preferred Securities and Trust Common Securities outstanding under such Trust Agreement and (ii) receipt by the WY Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the WY Trustees in accordance with such amendment will not affect that WY Trust’s status as a grantor trust for United States federal income tax purposes or that WY Trust’s exemption from registration as an “investment company” under the Investment Company Act of 1940. However, if any proposed amendment would, or the Regular Trustees otherwise propose to:

(a) change the amount or timing of any distribution of the Trust Preferred Securities or Trust Common Securities or otherwise adversely affect the amount of any distribution required to be made in respect of the Trust Preferred Securities or Trust Common Securities as of a specified date or

(b) restrict the right of a holder of Trust Preferred Securities or Trust Common Securities to institute suit for the enforcement of any such payment on or after such date,

then the holders of the Preferred Securities and Trust Common Securities of that WY Trust as a single class will be entitled to vote on the amendment or proposal. In that case, the amendment or proposal will be effective only if approved by each holder of the Trust Preferred Securities and Trust Common Securities affected by the amendment or proposal.

      No amendment may be made to a Trust Agreement of any WY Trust if the amendment would:

(a) cause that WY Trust to be characterized as other than a grantor trust for United States federal income tax purposes;

(b) adversely affect the powers, liabilities or duties of the Property Trustee or the Delaware Trustee of that WY Trust without the consent of such WY Trustee; or

(c) cause that WY Trust to be deemed to be an “investment company” which is required to be registered under the Investment Company Act.

      The holders of a majority in aggregate liquidation amount of the Trust Preferred Securities of each WY Trust have the right to:

(a) direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee of that WY Trust; or

(b) direct the exercise of any trust or power conferred upon the Property Trustee under that WY Trust’s Trust Agreement, including the right to direct the Property Trustee, as the holder of the applicable Debt Securities, to:

(1) exercise (or consent to the exercise of) the remedies available under the applicable Indenture with respect to those Debt Securities;

(2) waive (or consent to the waiver of) any event of default under the applicable Indenture that is waivable; or

(3) cancel (or consent to a cancellation of) an acceleration of the principal of such Debt Securities.

      However, if the applicable Indenture requires the consent of the holders of more than a majority in aggregate principal amount of the applicable Debt Securities (a “super-majority”), then the Property Trustee must get approval of the holders of a super-majority in liquidation amount of the applicable Trust Preferred Securities.

      In addition, before taking any of the foregoing actions, the Property Trustee must obtain an opinion of counsel stating that, as a result of the action, the applicable WY Trust will not fail to be classified as a grantor trust for United States federal income tax purposes.

Global Securities

      The Trust Preferred Securities may be issued in book-entry form and represented by one or more global securities. See “Book-Entry Issuance.”

Registrar and Transfer Agent

      Unless otherwise specified in the applicable prospectus supplement, the Property Trustee will act as registrar and transfer agent for the Trust Preferred Securities.

Concerning the Trustee

      Unless otherwise indicated in the applicable prospectus supplement, JPMorgan Chase Bank will be the Property Trustee under the Trust Agreements and Chase Manhattan Bank USA, National Association will be the Delaware Trustee under the Trust Agreements. In the ordinary course of business, the Property Trustee and affiliates of the Property Trustee and the Delaware Trustee have provided and may in the future continue to provide investment banking, commercial banking and other financial services to us and our subsidiaries for which they have received and will receive compensation.

Expenses of the WY Trusts

      Unless otherwise indicated in an applicable prospectus supplement, pursuant to the applicable Indenture or a supplement thereto, or an officer’s certificate delivered pursuant to that Indenture, Weyerhaeuser will agree to pay all of the costs, expenses or liabilities of the applicable WY Trust, other than obligations of the WY Trust to pay to the holders of any Trust Preferred Securities or Trust Common Securities the amounts due such holders pursuant to the terms of the Trust Preferred Securities or Trust Common Securities.

DESCRIPTION OF TRUST GUARANTEES

      In connection with the issuance of the Trust Preferred Securities by any WY Trust, we will enter into a Trust Guarantee for the benefit of the holders from time to time of the Trust Preferred Securities of such WY Trust. The Trust Guarantee will be qualified as an indenture under the Trust Indenture Act. Unless otherwise indicated in an applicable prospectus supplement, JPMorgan Chase Bank will act as trustee under each Trust Guarantee for purposes of the Trust Indenture Act.

      We have summarized selected provisions of the Trust Guarantee relating to the Trust Preferred Securities issued by each WY Trust below. This summary is not complete and is subject to, and qualified in its entirety by reference to, the provisions of such Trust Guarantee. The form of Trust Guarantee has been or will be filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to documents incorporated or deemed to be incorporated by reference in this prospectus. You may obtain copies of that exhibit as described under “Available Information” in this prospectus.

      The following summary provides some general terms of the Trust Guarantee to which any prospectus supplement may relate. Other specific terms of such Trust Guarantee may be described in the applicable prospectus supplement. To the extent that any particular terms of the Trust Guarantee described in the prospectus supplement differ from any of the terms described in this prospectus, then those particular terms described in this prospectus will be deemed to have been superseded by the terms described in that prospectus supplement.

General

      We will irrevocably and unconditionally agree, to the extent set forth in the Trust Guarantee entered into for the benefit of the Trust Preferred Securities issued by any WY Trust, to pay in full, to the holders of such Trust Preferred Securities, the Trust Guarantee Payments (as defined below) (except to the extent paid by such WY Trust), as and when due, regardless of any defense, right of set-off or counterclaim which such WY Trust may have or assert. The following payments with respect to the Trust Preferred Securities issued by any WY Trust, to the extent not paid by such WY Trust (the “Trust Guarantee Payments”), will be subject to the Trust Guarantee thereof (without duplication):

(i) any accumulated and unpaid distributions which are required to be paid on the Trust Preferred Securities of such WY Trust, to the extent such WY Trust shall have funds available therefor;

(ii) the redemption price, including all accumulated and unpaid distributions to the applicable redemption date (the “Redemption Price”), to the extent such WY Trust shall have funds available therefor, with respect to any Trust Preferred Securities called for redemption by such WY Trust; and

(iii) upon a voluntary or involuntary dissolution, winding up or liquidation of such WY Trust (other than in connection with certain permitted consolidations, mergers, asset sales or other transactions involving such WY Trust, the distribution of the Debt Securities held by the Property Trustee of such WY Trust, or the redemption, or if applicable, the repayment, conversion or exchange of all of its Trust Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accumulated and unpaid distributions on the Trust Preferred Securities of such WY Trust to the date of payment, to the extent such WY Trust has funds available therefor, and (b) the amount of assets of such WY Trust remaining available for distribution to holders of Trust Preferred Securities of such WY Trust in liquidation of such WY Trust.

      Our obligation to make a Trust Guarantee Payment may be satisfied by direct payment of the required amounts by us to the holders of Trust Preferred Securities or by our causing the applicable WY Trust to pay such amounts to such holders.

      The Trust Guarantees will not apply to any payment of distributions on, or any Redemption Price or other amounts payable in respect of, the applicable Trust Preferred Securities except to the extent that the applicable WY Trust has funds available therefor. If Weyerhaeuser does not make interest and principal payments on the Debt Securities purchased by the applicable WY Trust, such WY Trust will not pay distributions, the Redemption Price or any other amounts due on Trust Preferred Securities and will not have funds available therefor.

      If the Trust Preferred Securities issued by any WY Trust are convertible into or exchangeable for other securities, we will also irrevocably agree in the applicable Trust Guarantee to cause such WY Trust to deliver to holders of those Trust Preferred Securities those other securities in accordance with the applicable exchange or conversion provisions.

      No single document executed by us in connection with the issuance of Trust Preferred Securities will provide for our full, irrevocable and unconditional guarantee of those Trust Preferred Securities. It is only the combined operation of our obligations under the applicable Indenture, Debt Securities, Trust Guarantee and Trust Agreement that will have the effect of providing a full, irrevocable and unconditional guarantee of a WY Trust’s obligations under its Trust Preferred Securities.

      We will also separately guarantee the obligations of each WY Trust with respect to its Trust Common Securities to the same extent as the Trust Guarantee Payments, except that, upon an event of default under the related Trust Agreement, holders of the applicable Trust Preferred Securities shall have priority over holders of the applicable Trust Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.

Ranking of the Trust Guarantees

      Each Trust Guarantee will constitute an unsecured obligation of Weyerhaeuser and will rank as provided in the applicable prospectus supplement. None of the Trust Guarantees will place a limit on the amount of additional indebtedness, including Senior Indebtedness and Senior Debt, that we may incur.

      Each Trust Guarantee will constitute a guarantee of payment and not of collection. This means that the guaranteed party may institute a legal proceeding directly against us to enforce its rights under the Trust Guarantee without first instituting a legal proceeding against any other person or entity. Each Trust Guarantee will be held by the Property Trustee for the benefit of the Trust Preferred Securities of the applicable WY Trust. The Property Trustee will have the right to enforce the Trust Guarantee on behalf of the holders of the Trust Preferred Securities of the applicable WY Trust.

Amendment

      Except with respect to any changes which do not adversely affect the rights of holders of Trust Preferred Securities of the applicable WY Trust (in which case no consent of the holders will be required), a Trust Guarantee may be changed only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding Trust Preferred Securities of such WY Trust. All guarantees and agreements contained in the Trust Guarantees shall bind the successors, assigns, receivers, trustees and representatives of Weyerhaeuser and shall inure to the benefit of the holders of the related Trust Preferred Securities then outstanding.

Events of Default

      An event of default under a Trust Guarantee will occur upon (a) a failure by Weyerhaeuser to make any of its required payments or perform any of its other obligations under that Trust Guarantee or (b) if applicable, Weyerhaeuser’s failure to deliver Common Shares or other applicable securities upon an appropriate election by the holder or holders of Trust Preferred Securities to convert or exchange those Trust Preferred Securities into Common Shares or other securities, as the case may be.

      The holders of not less than a majority in aggregate liquidation amount of the Trust Preferred Securities of the applicable WY Trust will have the right to direct the time, method and place of conducting any proceedings for any remedy available in respect of the applicable Trust Guarantee, including the giving of directions to the Property Trustee. If the Property Trustee fails to enforce a Trust

Guarantee as above provided, any holder of Trust Preferred Securities of the applicable WY Trust may institute a legal proceeding directly against us to enforce its rights under such Trust Guarantee, without first instituting a legal proceeding against the applicable WY Trust or any other person or entity.

      Termination of the Trust Guarantees.

      Each Trust Guarantee will terminate:

•	upon full payment of the Redemption Price of all Trust Preferred Securities of such WY Trust,

•	upon conversion or exchange, if applicable, of all Trust Preferred Securities of such WY Trust,

•	upon distributions of the Debt Securities held by such WY Trust to the holders of the Trust Preferred Securities of such WY Trust, or

•	upon full payment of the amounts payable in accordance with the Trust Agreement upon liquidation of such WY Trust.

      Each Trust Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Trust Preferred Securities issued by the applicable WY Trust must repay any sums paid under such Trust Preferred Securities or such Trust Guarantee.

      Governing Law.

      Each Trust Guarantee will be governed by, and construed in accordance with, the laws of the State of New York.

Information Concerning the Guarantee Trustee

      Unless otherwise indicated in the applicable prospectus supplement, JPMorgan Chase Bank will be the trustee under the Trust Guarantees, unless otherwise specified in the applicable prospectus supplement. See “Description of Trust Preferred Securities — Concerning the Trustee” for information concerning services provided to us by JPMorgan Chase Bank and its affiliates.

      The trustee under each Trust Guarantee, other than during the occurrence and continuance of a default by us thereunder, will undertake to perform only the duties that are specifically set forth in that Trust Guarantee and, during the continuance of such a default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to the foregoing, the trustee under any Trust Guarantee will be under no obligation to exercise any of the powers vested in it by the Trust Guarantee at the request of any holder of the applicable Trust Preferred Securities unless it is offered reasonable indemnity against costs, expenses and liabilities that it might incur.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

      We may issue Stock Purchase Contracts, including contracts obligating or entitling holders to purchase from us, and us to sell to holders, a specified number of shares of Common Shares at a future date or dates. The consideration per Common Share may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula in the Stock Purchase Contracts. We may issue the Stock Purchase Contracts separately or as a part of Stock Purchase Units consisting of a Stock Purchase Contract and shares of our Preferred Shares or Preference Shares, our Debt Securities, debt obligations of third parties (including U.S. Treasury securities), Trust Preferred Securities of a WY Trust, any other security described in the applicable prospectus supplement, or any combination of the foregoing, which may secure the holders’ obligations to purchase the Common Shares under the Stock Purchase Contracts. The Stock Purchase Contracts may require us to make periodic payments to the holders of Stock Purchase Units or vice versa. These payments may be unsecured or prefunded on some basis. The Stock Purchase Contracts may require holders to secure their obligations in a specified manner, and in certain circumstances, we may deliver newly issued prepaid Stock Purchase Contracts, which are referred to as “prepaid securities,” upon release to a holder of any collateral securing such holders’ obligations under the original Stock Purchase Contract. The applicable prospectus supplement will describe the specific terms of any Stock Purchase Contracts or Stock Purchase Units and, if applicable, any prepaid securities. Each Stock Purchase Contract will be governed by, and construed in accordance with, the laws of the State of New York.

BOOK-ENTRY ISSUANCE

      The Debt Securities, Trust Preferred Securities, Stock Purchase Contracts and Stock Purchase Units offered by any prospectus supplement may be issued in book-entry form and represented by one or more global securities, which we sometimes refer to as “Global Securities”. Global Securities will be deposited with or on behalf of a depositary, which we sometimes refer to as the “depositary,” identified in the applicable prospectus supplement and will be registered in the name of the depositary or its nominee. Unless and until it is exchanged for Securities in definitive certificated form under the limited circumstances described below or in any other circumstances that may be described in the applicable prospectus supplement, a Global Security may not be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

      Unless otherwise specified in the applicable prospectus supplement, The Depository Trust Company, or “DTC,” will act as depositary for any Global Securities. The descriptions of the operations and procedures of DTC set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to change by DTC from time to time. We take no responsibility for these operations or procedures, and investors are urged to contact DTC directly to discuss these matters.

      DTC has advised us that DTC is:

•	a limited-purpose trust company organized under the laws of the State of New York,

•	a “banking organization” within the meaning of the New York Banking Law,

•	a member of the Federal Reserve System,

•	a “clearing corporation” within the meaning of New York Uniform Commercial Code, as amended, and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act.

      DTC was created to hold securities for its participants (collectively, the “participants”) and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC participants include securities brokers and dealers, which may include one or more of the underwriters, agents or dealers involved in the distribution of the applicable Securities, banks and trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Indirect access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, “indirect participants”) that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. Investors who are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants. The rules applicable to DTC and its participants are on file with the SEC.

      Purchases of Securities within the DTC system must be made by or through direct participants, which will receive a credit for those Securities on DTC’s records. The ownership interest of the actual purchaser of a Security, which we sometimes refer to as a “beneficial owner,” is in turn recorded on the direct and indirect participants’ records. Beneficial owners of Securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased Securities. Transfers of ownership interests in Global Securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners.

      To facilitate subsequent transfers, all Global Securities deposited with DTC will be registered in the name of DTC’s nominee, Cede & Co. The deposit of Securities with DTC and their registration in the name of Cede & Co. will not change the beneficial ownership of the Securities. DTC has no knowledge of the actual beneficial owners of the Securities. DTC’s records reflect only the identity of the direct participants to whose accounts the Securities are credited, which may or may not be the beneficial owners. DTC’s participants are responsible for keeping account of their holdings on behalf of their customers.

      Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

      Redemption notices will be sent to DTC or its nominee. If less than all of the applicable Securities are being redeemed, DTC will determine the amount of the interest of each direct participant in the applicable Securities to be redeemed in accordance with DTC’s procedures. In any case where a vote may be required with respect to the applicable Securities, neither DTC nor Cede & Co. will give consents for or vote those Securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consent or voting rights of Cede & Co. to those direct participants to whose accounts the applicable Securities are credited on the record date identified in a listing attached to the omnibus proxy.

      Payments on Global Securities will be made to Cede & Co., as nominee of DTC. DTC’s practice is to credit direct participants’ accounts on the relevant payment date unless DTC has reason to believe that it will not receive payment on the payment date. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name”. Those payments will be the responsibility of participants and not of DTC or us, subject to any legal requirements in effect from time to time. Payment to Cede & Co. is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

      Except under the limited circumstances described below or under such other circumstances as may be described in the applicable prospectus supplement, purchasers of Debt Securities, Trust Preferred Securities, Stock Purchase Contracts or Stock Purchase Units will not be entitled to have those Securities registered in their names and will not receive certificates representing their interests in those Securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under those Securities and the applicable Indenture, Trust Agreement or other instrument or agreement pursuant to which those Securities were issued.

      The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer or pledge beneficial interests in Global Securities.

      DTC is under no obligation to provide its services as depositary for any Securities and may discontinue providing its service at any time. Neither we nor the trustees or agents, as the case may be, for the applicable Securities will have any responsibility for the performance by DTC or its direct or indirect participants under the rules and procedures governing DTC.

      As noted above, beneficial owners of Debt Securities, Trust Preferred Securities, Stock Purchase Contracts and Stock Purchase Units generally will not receive certificates representing their ownership interests in those Securities. However, if:

•	the depositary for a Global Security notifies us that it is unwilling or unable to continue as depositary for that Global Security or the depositary for that Global Security is no longer eligible or in good standing under the Securities Exchange Act or other applicable statute or regulation and we do not appoint a successor depositary within 90 days after we receive that notice or become aware of that ineligibility, as the case may be,

•	we in our sole discretion determine that the applicable Securities will no longer be represented by Global Securities, or

•	an event of default (if any) with respect to the applicable Securities has occurred and is continuing,

we will issue and deliver definitive certificated Securities in exchange for interests in the applicable Global Security. We anticipate that those definitive certificated Securities will be registered in the name or names as the depositary instructs the trustee or transfer agent, as the case may be, for those Securities and that those instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the applicable Global Securities.

      We obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

PLAN OF DISTRIBUTION

      The Securities may be sold through underwriters, agents or dealers or directly to purchasers. Securities may offered from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. Weyerhaeuser and/or each WY Trust may also, from time to time, authorize agents or dealers to offer and sell Securities upon the terms and conditions stated in the applicable prospectus supplement. In connection with the sale of Securities, underwriters or agents may receive compensation from Weyerhaeuser or the WY Trusts, as the case may be, in the form of discounts or commissions and may also receive commissions from purchasers of Securities for whom they may act as agents. Underwriters may sell securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and commissions from the purchasers for whom they may act as agents. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a reasonable efforts basis and a dealer will purchase Securities as principal and may then resell those Securities at varying prices to be determined by the dealer.

      Any discounts or commissions paid by Weyerhaeuser or any WY Trust to any underwriters or agents in connection with the offering of Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be stated in the applicable prospectus supplement. Dealers and agents participating in the distribution of Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of Securities may be deemed to be underwriting discounts and commissions. Underwriters, dealers and agents may be entitled, under agreements entered into with Weyerhaeuser, to indemnification against and contribution toward specified liabilities, including liabilities under the Securities Act, and to reimbursement by us for expenses.

      Morgan Stanley & Co. Incorporated, J.P. Morgan Securities Inc., Deutsche Bank Securities Inc., Banc of America Securities LLC and Citigroup Global Markets Inc. and/or other underwriters named in the applicable prospectus supplement may act as sole or managing underwriter or managing underwriters with respect to an offering of Securities effected through underwriters. Only underwriters named in the prospectus supplement relating to an offering of Securities are deemed to be underwriters in connection with such Securities and if Morgan Stanley & Co. Incorporated, J.P. Morgan Securities Inc., Deutsche

Bank Securities Inc., Banc of America Securities LLC and Citigroup Global Markets Inc. are not named in such prospectus supplement, they will not be a party to the underwriting agreement relating to those Securities, will not be purchasing any of those Securities from us in connection with that offering and will have no direct or indirect participation in the underwriting of those Securities, although they may participate in the distribution of those Securities under circumstances where they may be entitled to a dealer’s commission.

      In order to facilitate the offering of the Securities offered by any prospectus supplement, underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of those Securities or other securities that may be issued upon conversion, exchange or exercise of the Securities or the prices of which may be used to determine payments on the Securities. Specifically, the underwriters may overallot in connection with the offering, creating a short position in the applicable Securities for their own account. In addition, to cover overallotments or to stabilize the price of the applicable Securities or of any such other securities, the underwriters may bid for, and purchase, those Securities or any such other securities in the open market. Finally, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the applicable Securities in the offering if the syndicate repurchases previously distributed Securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the applicable Securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

      We may solicit offers to purchase Securities directly from, and we may sell Securities directly to, institutional investors or others. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

      If so indicated in the applicable prospectus supplement, we may authorize agents and underwriters to solicit offers by certain institutions to purchase Securities from us at the public offering price specified in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date stated in that prospectus supplement. Institutions with whom delayed delivery contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions but in all cases must be approved by us. A delayed delivery contract will not be subject to any conditions except as follows:

•	the purchase by the applicable institution of the Securities covered by that contract is not prohibited by the laws of the jurisdiction to which that institution is subject, and

•	if any of the applicable Securities are being sold by underwriters, we have sold those Securities to those underwriters.

A commission indicated in the applicable prospectus supplement will be paid to any underwriters or agents soliciting purchases of Securities pursuant to delayed delivery contracts that are accepted by us.

AVAILABLE INFORMATION

      Weyerhaeuser is subject to the information reporting requirements of the Securities Exchange Act and we file periodic reports, proxy statements and other information with the SEC relating to our business, financial results and other matters. The reports, proxy statements and other information we file may be inspected and copied at prescribed rates at the SEC’s Public Reference Room at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and should be available for inspection and copying at the SEC’s regional office located at 500 West Madison Street, Chicago, Illinois, 60661. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site that contains reports, proxy statements and other information regarding issuers like us that file electronically with the SEC. The address of the SEC’s internet site is www.sec.gov. Our SEC filings are also available at the offices of The New York Stock Exchange, 20 Broad Street, New York, New York, the Chicago Stock Exchange, 440 South LaSalle Street, Chicago, Illinois, and the Pacific Exchange, 301 Pine Street, San Francisco, California.

      This prospectus constitutes part of a registration statement on Form S-3 that we have filed under the Securities Act. As permitted by the SEC’s rules, this prospectus omits some of the information and all of the exhibits included and incorporated by reference in the registration statement and in the documents incorporated or deemed to be incorporated by reference in this prospectus. You may read and copy the information and exhibits omitted from this prospectus but contained or incorporated by reference in the registration statement or in the documents incorporated or deemed incorporated by reference in this prospectus at the public reference facilities maintained by the SEC in Washington, D.C. and Chicago, Illinois.

      Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed or incorporated by reference as an exhibit to the registration statement or to a document incorporated or deemed to be incorporated by reference in the registration statement, each of those statements being qualified in all respects by this reference.

INCORPORATION BY REFERENCE

      We have elected to incorporate by reference information into this prospectus. By incorporating by reference, we can disclose important information to you by referring to another document we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except as described in the following sentence. Any statement in this prospectus or in any document which is incorporated or deemed to be incorporated by reference in this prospectus will be deemed to have been modified or superseded to the extent that a statement contained in this prospectus, any supplement to this prospectus or any document that we subsequently file with the SEC that is incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed to be a part of this prospectus except as so modified or superseded.

      This prospectus incorporates by reference the following documents that we have previously filed with the SEC:

•	Annual Report on Form 10-K for the fiscal year ended December 29, 2002;

•	Quarterly Report on Form 10-Q for the thirteen weeks ended March 30, 2003; and

•	Current Reports on Form 8-K filed on January 22, 2003, February 18, 2003, March 3, 2003, March 12, 2003, April 16, 2003, April 22, 2003, April 25, 2003, May 21, 2003, June 13, 2003, July 16, 2003 and July 25, 2003.

      We are also incorporating by reference all other reports that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date of this prospectus and before the termination of this offering.

      We will provide to each person, including any beneficial owner, to whom this prospectus is delivered a copy of any of the documents that we have incorporated by reference into this prospectus, other than exhibits unless the exhibits are specifically incorporated by reference in those documents. To receive a copy of any of the documents incorporated by reference in this prospectus, other than exhibits unless they are specifically incorporated by reference in those documents, call or write to our Director of Investor Relations at Weyerhaeuser Company, P.O. Box 9777, Federal Way, Washington 98063-9777, telephone (253) 924-2058. The information relating to us contained in this prospectus is not complete and should be read together with the information contained in the documents incorporated and deemed to be incorporated by reference in this prospectus and the information included in the applicable prospectus supplement.

LEGAL MATTERS

      Unless otherwise indicated in the applicable prospectus supplement, the validity of the Securities will be passed upon for us by Lorrie D. Scott, Esq., Senior Legal Counsel of Weyerhaeuser Company. Ms. Scott, in her capacity as set forth above, is paid a salary by Weyerhaeuser, participates in various employee benefit plans offered by Weyerhaeuser and holds options to acquire Weyerhaeuser Common Shares. Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel for Weyerhaeuser and the WY Trusts, will pass on some legal matters relating to the WY Trusts, including the validity of the Trust Preferred Securities. Sidley Austin Brown & Wood LLP, San Francisco, California will act as counsel for any underwriters or agents.

EXPERTS

      The consolidated financial statements and schedule of Weyerhaeuser Company as of December 29, 2002 and for the year then ended, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit reports refer to the audit of the disclosures added to revise the 2001 and 2000 consolidated financial statements to include the transitional disclosures required by Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, which was adopted by Weyerhaeuser Company as of December 31, 2001, as more fully described in note 4 to the consolidated financial statements, and the audit of the disclosures to revise the 2001 and 2000 consolidated financial statements for changes made to the composition of Weyerhaeuser Company’s reportable segments in 2002, as more fully described in note 22 to the consolidated financial statements. However, KPMG LLP was not engaged to audit, review or apply any procedures to the 2001 and 2000 consolidated financial statements other than with respect to such disclosures.

      The consolidated balance sheet of Weyerhaeuser Company and subsidiaries as of December 30, 2001 and the related consolidated statements of earnings, cash flows and shareholders’ interest and financial statement schedule II — valuation and qualifying accounts for the each of the years in the two-year period ended December 30, 2001 incorporated by reference in this prospectus have been audited by Arthur Andersen LLP, independent auditors, as indicated in their reports with respect thereto, and are incorporated in this prospectus in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

      We have not been able to obtain, after reasonable efforts, the written consent of Arthur Andersen LLP to its being named in this prospectus as having certified the consolidated balance sheet of Weyerhaeuser Company and subsidiaries as of December 30, 2001 and the related consolidated statements of earnings, cash flows, shareholders’ interest and financial statement schedule II — valuation and qualifying accounts for each of the years in the two-year period ended December 30, 2001 as required by Section 7 of the Securities Act of 1933. Accordingly, you will not be able to sue Arthur Andersen LLP pursuant to Section 11(a)(4) of the Securities Act for false or misleading statements or omissions in this prospectus or the financial statements audited by Arthur Andersen LLP incorporated herein and therefore your right of recovery under that Section may be limited as a result of the lack of consent.

$

Floating Rate Notes due

PROSPECTUS SUPPLEMENT
SEPTEMBER   , 2007

Joint Book-Running Managers

JPMorgan

Banc of America Securities LLC